SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO. __)

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Filed by a Party other than the Registrant [   ]

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[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

Alaska Air Group, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[SIDEBAR]
2002 Annual Meeting
Thursday, May 30 at 2 p.m.
Westmark Fairbanks Hotel
813 Noble Street
Fairbanks, Alaska

Alaska Air Group, Inc.
P.O. Box 68947
Seattle, Washington 98168

April 15, 2002

Dear Stockholder:

     We cordially invite you to attend our 2002 Annual Meeting of Stockholders. This year marks the 70th anniversary of Alaska Airlines. In recognition of our roots, we are pleased to hold our annual meeting in our “home state” this year. The meeting will be held at 2 p.m. on May 30, 2002, at the Westmark Fairbanks Hotel, 813 Noble Street, Fairbanks, Alaska.

     We encourage you to participate at this meeting, but whether or not you plan to attend, please complete and submit your proxy as soon as possible. You can vote over the Internet, by telephone or by mail. Your opinion and your vote are important to us regardless of the number of shares you own. Voting by proxy will not prevent you from voting in person if you attend the meeting, but it will ensure that your vote is counted if you are unable to attend.

     We look forward to visiting with you at the meeting and addressing your questions and comments.

Sincerely,

/s/ John F. Kelly John F. Kelly Chairman, President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
ANNUAL MEETING INFORMATION
QUESTIONS AND ANSWERS
PROPOSALS TO BE VOTED ON
ELECTION OF DIRECTORS
APPROVAL OF THE ALASKA AIR GROUP, INC. AMENDED AND RESTATED 1999 LONG-TERM INCENTIVE EQUITY PLAN
APPROVAL OF THE ALASKA AIR GROUP, INC. 2002 EMPLOYEE STOCK PURCHASE PLAN
STOCKHOLDER PROPOSAL ON SIMPLE-MAJORITY VOTING
OTHER BUSINESS
STRUCTURE OF THE BOARD OF DIRECTORS
DIRECTOR COMPENSATION
PRINCIPAL STOCKHOLDERS
EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
PERFORMANCE GRAPH
SUMMARY COMPENSATION TABLE
OPTION GRANTS
OPTIONS EXERCISED
RETIREMENT BENEFITS
CHANGE-IN-CONTROL ARRANGEMENTS
AUDIT COMMITTEE REPORT
INDEPENDENT CERTIFIED PUBLIC AUDITORS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
STOCKHOLDER PROPOSALS
COSTS OF PROXY SOLICITATION
OTHER MATTERS
APPENDIX A
APPENDIX B

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS	3
ANNUAL MEETING INFORMATION	4
QUESTIONS AND ANSWERS	5
PROPOSALS TO BE VOTED ON
• ELECTION OF DIRECTORS	9
• APPROVE AMENDMENT OF THE 1999 LONG-TERM INCENTIVE EQUITY PLAN	12
• APPROVE THE 2002 EMPLOYEE STOCK PURCHASE PLAN	16
• STOCKHOLDER PROPOSAL ON SIMPLE MAJORITY VOTE	20
OTHER BUSINESS	22
STRUCTURE OF THE BOARD OF DIRECTORS	23
DIRECTOR COMPENSATION	24
PRINCIPAL STOCKHOLDERS	25
EXECUTIVE COMPENSATION
• COMPENSATION COMMITTEE REPORT	26
• PERFORMANCE GRAPH	30
• SUMMARY COMPENSATION TABLE	31
• OPTION GRANTS	32
• OPTIONS EXERCISED	33
• RETIREMENT BENEFITS	34
• CHANGE-IN-CONTROL ARRANGEMENTS	36
AUDIT COMMITTEE REPORT	37
INDEPENDENT CERTIFIED PUBLIC AUDITORS	38
SECTION 16(a) REPORTING COMPLIANCE	38
STOCKHOLDER PROPOSALS	38
COSTS OF PROXY SOLICITATION	39
OTHER MATTERS	39
APPENDIX A: 1999 LONG-TERM INCENTIVE EQUITY PLAN	40
APPENDIX B: ALASKA AIR GROUP, INC. EMPLOYEE STOCK PURCHASE PLAN	44

[SIDEBAR]
YOUR VOTE IS IMPORTANT.
Whether or not you plan to attend the meeting, please submit your proxy so that your stock can be voted.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

     The 2002 Annual Meeting of Stockholders of Alaska Air Group, Inc. will be held at the Westmark Fairbanks Hotel, 813 Noble Street, Fairbanks, Alaska at 2 p.m. on May 30, 2002, for the following purposes:

1.	To elect four directors for three-year terms.

2.	To vote on a proposal to approve amendment of the 1999 Long-Term Incentive Equity Plan.

3.	To vote on a proposal to approve adoption of the 2002 Employee Stock Purchase Plan.

4.	To vote on a stockholder proposal regarding simple majority voting.

5.	To transact such other business as may properly come before the meeting or any adjournment thereof.

Stockholders owning Company shares at the close of business on April 1, 2002 are entitled to vote.

By Order of the Board of Directors,

/s/ Keith Loveless Keith Loveless General Counsel & Corporate Secretary April 15, 2002

[SIDEBAR]
Stockholders who owned Alaska Air Group stock on April 1 are eligible to vote.

ANNUAL MEETING INFORMATION

Our Board of Directors is soliciting proxies for this year’s Annual Meeting of Stockholders. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. Please read it carefully.

The Board set April 1, 2002, as the record date for the meeting. Stockholders who owned Company common stock on that date are entitled to vote at the meeting, with each share entitled to one vote. There were 26,546,130 shares of Company common stock outstanding on the record date.

Voting materials, which include this proxy statement, a proxy card and the 2001 Annual Report, will be mailed or made available via the Internet to stockholders on or about April 15, 2002.

[SIDEBAR]
Why am I receiving this annual meeting information and proxy?
Can I receive materials via the Internet?
What am I voting on?
How do I vote?

QUESTIONS AND ANSWERS

WHY AM I RECEIVING THIS ANNUAL MEETING INFORMATION AND PROXY?

You are receiving this annual meeting information and proxy from us because you own shares of common stock in Alaska Air Group. This proxy statement describes issues on which we would like you to vote. It also gives you information on these issues so that you can make informed decisions.

When you sign and mail the proxy card or submit your proxy via the Internet or by telephone, you appoint John F. Kelly and Keith Loveless as your representatives at the meeting. Mr. Kelly and Mr. Loveless will vote your shares at the meeting as you have instructed on your proxy. This way, your shares will be voted even if you cannot attend the meeting.

If an issue that is not on the proxy comes up for vote at the meeting, Mr. Kelly and Mr. Loveless will vote your shares, under your proxy, in accordance with their best judgment.

CAN I RECEIVE FUTURE MATERIALS VIA THE INTERNET?

If you received a printed copy of this proxy statement through the mail, you may be able to receive future stockholder materials over the Internet instead. This will reduce the Company’s printing and postage costs, as well as the number of paper documents you will receive.

Stockholders of record can read additional information about this option, as well as request electronic delivery, by going to www.econsent.com/alk on the Internet. If you hold your shares in a brokerage account, please go to www.InvestorDelivery.com.

If you already receive your proxy materials via the Internet, you will continue to receive them that way until you instruct otherwise through one of the websites referenced above.

WHAT AM I VOTING ON?

You are being asked to vote on the election of four directors, a proposal to approve the amendment of the Company’s 1999 Long-Term Incentive Equity Plan, a proposal to approve adoption of the 2002 Employee Stock Purchase Plan and a stockholder proposal regarding simple majority voting.

The Company has received a letter from an individual requesting a discussion of certain matters at the Annual Meeting, including company policies relating to its auditors. If the individual who sent this letter, or his representative, proposes that any matter relating to this discussion item be brought to a vote, and such matter is properly brought to a vote, the persons named on the proxy card intend to exercise the discretionary authority given to them by the proxy card to vote against any such items.

HOW DO I VOTE?

You may vote on the Internet.
You may vote via the Internet regardless of whether you receive your annual meeting materials through the mail or via the Internet. Follow the instructions that came with your proxy statement. If you vote on the Internet, you do not have to mail in your proxy card.

You may vote by phone.
Follow the instructions that came with your proxy statement. If you vote by telephone, you do not have to mail in your proxy card.

You may vote by mail.
Simply sign your proxy card and mail it in the enclosed, prepaid and addressed envelope. If you mark your voting instructions on the proxy card, your shares will be voted as you instruct.

If you return a signed card but do not provide voting instructions, your shares will be voted in accordance with the recommendation of the Board of Directors:

•	for the four named director nominees,

•	for the proposal to approve amendment of the 1999 Long-Term Incentive Equity Plan,

•	for the proposal to approve the 2002 Employee Stock Purchase Plan, and

•	against the stockholder proposal regarding simple majority voting.

You may vote in person at the meeting.
We will pass out a ballot to anyone who requests one at the meeting. If you hold your shares through a broker, you must request a legal proxy from your stockbroker and bring it to the meeting in order to vote at the meeting.

[SIDEBAR]
What if I receive more than one proxy?
What if I change my mind?
What if I do not return my proxy card?
Voting of 401(k) plan shares

WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY CARD OR EMAIL NOTIFICATION?

It means that you have more than one account for your Alaska Air Group shares. Please complete and submit all proxies to ensure that all your shares are voted.

WHAT IF I CHANGE MY MIND AFTER I SUBMIT MY PROXY?

You may revoke your proxy and change your vote at any time before the polls close at the meeting. You may do this by:

•	voting again by telephone or on the Internet (your latest telephone or Internet proxy is counted),

•	signing another proxy card with a later date, or

•	voting again at the meeting.

WILL MY SHARES BE VOTED IF I DO NOT SUBMIT MY PROXY?

If you are a stockholder of record and do not submit your proxy, your shares will not be voted. If your shares are held through a broker and you do not submit voting instructions to your broker, your broker may vote your shares under certain circumstances. Brokerage firms have authority under New York Stock Exchange rules to vote customers’ unvoted shares on routine matters. At this meeting, brokers may vote only in connection with the election of directors for three-year terms as described in this proxy statement.

When a brokerage firm votes its customers’ unvoted shares on routine matters, these shares are counted for purposes of establishing a quorum to conduct business at the meeting. Shares not voted by brokers will not be included in the number of shares present and therefore will have no effect on voting in connection with the other proposals.

HOW ARE SHARES VOTED THAT ARE HELD IN A COMPANY 401(k) PLAN?

The Alaska Air Group 401(k) trust includes Employee Stock Ownership Plan (“ESOP”) features. Currently, 1,374,626 shares are allocated to employees through the trust. The trustee will vote the shares in accordance with confidential instructions received from participants. The trustee will vote shares for which no instructions were received in the same proportion, for and against, as the shares for which instructions were received.

[SIDEBAR]
Number of votes needed to hold a meeting
Number of votes needed for proposals to pass
What if a nominee is unable to stand for election?
How votes are counted

HOW MANY VOTES MUST BE PRESENT TO HOLD THE MEETING?

A majority of the Company’s outstanding shares as of the record date (a quorum) must be present at the meeting in order to hold the meeting and conduct business. Shares are counted as present at the meeting if the stockholder:

•	has voted via telephone or the Internet, or

•	has properly submitted a proxy card, or

•	is present and votes in person at the meeting.

HOW MANY VOTES MUST THE NOMINEES HAVE TO BE ELECTED?

In the election of directors, the four nominees who receive the highest number of for votes will be elected.

WHAT HAPPENS IF A NOMINEE IS UNABLE TO STAND FOR ELECTION?

The Board of Directors may reduce the number of seats on the Board, or the Nominating Committee may designate a substitute nominee. If they designate a substitute, shares represented by proxies will be voted for the substitute nominee.

Stockholders may nominate candidates according to the procedures outlined in the Company’s bylaws. See Stockholder Proposals on page 38.

HOW MANY VOTES MUST THE PROPOSAL TO APPROVE AMENDMENT OF THE 1999 LONG-TERM INCENTIVE EQUITY PLAN HAVE IN ORDER TO PASS?

A majority of the shares present in person or by proxy and entitled to vote at the meeting must vote for the proposal.

HOW MANY VOTES MUST THE PROPOSAL TO APPROVE THE 2002 EMPLOYEE STOCK PURCHASE PLAN HAVE IN ORDER TO PASS?

A majority of the shares present in person or by proxy and entitled to vote at the meeting must vote for the proposal.

HOW MANY VOTES MUST THE PROPOSAL REGARDING SIMPLE MAJORITY VOTING HAVE IN ORDER TO PASS?

A majority of the shares present in person or by proxy and entitled to vote at the meeting must vote for the proposal.

HOW ARE VOTES COUNTED?

You may vote for or withheld from each nominee for director. You may vote for or against or abstain on the other proposals.

If you abstain from voting on the proposals, the abstention has the same effect as a vote against. If you sign your proxy card without giving instructions for voting, your shares will be counted in accordance with the recommendation of the Board of Directors: for each director nominee, for the proposal to amend the 1999 Long-Term Incentive Equity Plan, for the proposal to approve the 2002 Employee Stock Purchase Plan, and against the stockholder proposal regarding simple majority voting.

Voting results are tabulated and certified by our transfer agent, EquiServe.

[SIDEBAR]
Where to find voting results

WHERE CAN I FIND THE VOTING RESULTS OF THE MEETING?

We will announce preliminary voting results at the meeting. We also will publish the final results in our quarterly report on Form 10-Q for the second quarter of 2002. You can get a copy of that report by calling us at (206) 431-5567, or by calling the Securities and Exchange Commission at (800) SEC-0330 for the location of a public reference room, or through the EDGAR system at http://www.sec.gov on the Internet.

[SIDEBAR]
Election of Directors

•	Phyllis J. Campbell

•	Mark R. Hamilton

•	Byron I. Mallott

•	Richard A. Wien

PROPOSALS TO BE VOTED ON

PROPOSAL NO. 1
ELECTION OF DIRECTORS

The Company currently has twelve directors.

HOW MANY DIRECTORS ARE NOMINATED EACH YEAR?

The directors are divided into three classes so that approximately one-third of the directors are elected each year for three-year terms. Directors are elected to hold office until their successors are elected and qualified, or until resignation or removal in the manner provided in our bylaws. Four directors are nominees for election this year. The remaining directors will continue to serve the terms described in their biographies.

WHO ARE THE NOMINEES?

Nominees for election this year are Mrs. Phyllis J. Campbell, Mr. Mark R. Hamilton, Mr. Byron I. Mallott and Mr. Richard A. Wien. Each nominee is presently a director of the Company and has consented to serve a three-year term ending in 2005.

The Board of Directors recommends a vote for election of each of the director nominees.

PHYLLIS J. CAMPBELL

Mrs. Campbell, age 50, was appointed a director on January 30, 2002. She was President of U.S. Bank of Washington until May 2001 and currently serves as Chair of the bank’s Community Board. She also serves on the boards of SAFECO, Puget Energy, and the Pacific Science Center, and is a member of the Board of Regents of Washington State University.

MARK R. HAMILTON

Mr. Hamilton, Age 57, was appointed a director in April 2001 and serves on the Company’s Audit and Safety Committees. He has served as President of the University of Alaska since 1998. That same year, he retired as a U.S. Army Major General following 31 years of active military duty, primarily in the fields of teaching, management and administration. Formerly, Mr. Hamilton was Chief of Staff of the Alaskan Command at Elmendorf Air Force Base and Commander of Division Artillery at Fort Richardson. Mr. Hamilton is a graduate of the U.S. Military Academy at West Point and is the recipient of the Army’s highest peacetime award, the Distinguished Service Medal.

BYRON I. MALLOTT

Mr. Mallott, age 58, has been a director since 1982 and is Chairman of the Company’s Audit Committee. He is President of the First Alaskans Foundation (a nonprofit organization dedicated to the development of Alaska Native peoples and their communities). From 1995 to 1999, he served as Executive Director (chief executive officer) of the Alaska Permanent Fund Corporation, a trust managing proceeds from the state of Alaska’s oil revenues. He was a director of Sealaska Corporation, Juneau, Alaska, from 1972 to 1988, Chairman from 1976 to 1983, and Chief Executive Officer from 1982 to 1992. He owns Mallott Enterprises (personal investments) and is a director of Horizon Air, Sealaska Corporation, and the Native American Bank, N.A. in Denver, Colorado.

RICHARD A. WIEN

Mr. Wien, age 66, has been a director since 1982. He serves on the Company’s Audit Committee and chairs the Safety Committee. Mr. Wien played an active role in the management of Wien Airlines until 1969, when he was elected President of Merric, Inc., an Alaska helicopter contract and charter service company. After Merric merged with Era Aviation in 1973, Mr. Wien served as Era’s Executive Vice President until 1981. He has been Chairman and Chief Executive Officer of Florcraft, Inc. (retail flooring), Fairbanks and Anchorage, Alaska, since 1986. He is also a director of Horizon Air and Usibelli Coal Mine.

[SIDEBAR]
Current Board members

•	William S. Ayer

•	Ronald F. Cosgrave

•	Mary Jane Fate

•	John F. Kelly

WHO ARE THE OTHER DIRECTORS?

WILLIAM S. AYER

Mr. Ayer, age 47, has been a director since 1999. He is President and Chief Executive Officer of Alaska Airlines and served as the airline’s president and chief operating officer from November 1997 to January 2002. Prior to that, he was Sr. Vice President Operations at Horizon Air. Mr. Ayer serves on the boards of Alaska Airlines, AirLifeLine, Inc., the Alaska Airlines Foundation, the University of Washington Business School Advisory Board, and the Ronald McDonald House Charities of Western Washington. His term will expire in 2004.

RONALD F. COSGRAVE

Mr. Cosgrave, age 70, serves on the Company’s Executive and Nominating Committees. He has served on the Board of Directors since 1971, except during the period 1981 to 1983. He was Chairman of Alaska Northwest Properties Inc. from 1979 to 1997, when he became Executive Manager of ANP, LLC. Mr. Cosgrave is a retired Chairman and Chief Executive Officer of Alaska Airlines. He is also Chairman Emeritus and a director of Alaska Airlines. Mr. Cosgrave’s term will expire in 2004.

MARY JANE FATE

Mrs. Fate, age 68, has been a director since 1979 and serves on the Company’s Compensation Committee. She has served as General Manager of a family business in Fairbanks, Alaska, since 1989. She is a director of Alaska Airlines and of Baan o yeel kon Corporation (an Alaska Native village corporation), where she also served as President and Executive Director from 1981 to 1989. She was on the University of Alaska Board of Regents until 2001, when she was appointed Commissioner of the U.S. Arctic Research Commission by President Bush. She also serves on the board of the Breast Cancer Detection Center of Alaska, Inc. Mrs. Fate’s term expires in 2003.

JOHN F. KELLY

Mr. Kelly, age 57, has been a director since 1989 and serves on the Company’s Executive Committee. He has served as Chairman, President and Chief Executive Officer of Alaska Air Group and Chairman of Alaska Airlines since February 1995. He was Alaska Airlines’ CEO from 1995 to January 2002, President from 1995 to 1997, Chief Operating Officer from November 1994 to February 1995 and Vice President/Marketing from 1981 to June 1987. He has served Horizon Air as its Chairman since February 1991, except the period from November 1994 to February 1995, and was President and Chief Executive Officer from June 1987 to November 1994. He also serves on the board of the Air Transport Association, the Washington Roundtable, and is a director of Avista Corporation, a public utility based in Spokane, Washington. Mr. Kelly’s term expires in 2003.

[SIDEBAR]
Current Board members

•	Bruce R. Kennedy

•	R. Marc Langland

•	John V. Rindlaub

•	J. Kenneth Thompson

BRUCE R. KENNEDY

Mr. Kennedy, age 63, has been a director since 1972 and serves as Chairman of the Nominating Committee. He has served as Chairman of the Company’s Executive Committee since 1985, except for the period from November 1994 to February 1995. He is Chairman Emeritus of Alaska Air Group and served as its Chairman, Chief Executive Officer and President from 1985 to 1991. He was also Chairman of Alaska Airlines from 1979 to 1991, Chief Executive Officer from 1979 to 1990 and President from 1978 to 1990. He is on the board of directors of Horizon Air and serves as Chairman of the Board of Trustees of CRISTA Ministries, and as Chairman of Packer Aircraft Trust LLC, a not-for-profit aircraft design and manufacturing company. Mr. Kennedy’s term expires in 2003.

R. MARC LANGLAND

Mr. Langland, age 60, has been a director since 1991. He is a member of the Company’s Executive and Nominating Committees and Chairman of the Compensation Committee. He has been President of Northrim Bank, Anchorage, Alaska, since November 1990 and Chairman since January 1998. He was Chairman and Chief Executive Officer of Key Bank of Alaska from 1987 to 1988 and President from 1985 to 1987. He served on the Board of Trustees of the Alaska Permanent Fund Corporation from February 1987 to January 1991 and was Chairman from June 1990 to January 1991. He is also a director of Alaska Airlines, Northrim Bank, Usibelli Coal Mine, and Saltchuk Resources, Inc. Mr. Langland’s term will expire in 2004.

JOHN V. RINDLAUB

Mr. Rindlaub, age 57, has been a director since 1996 and serves on the Company’s Audit and Compensation Committees. He is CEO, Pacific Northwest Region, Wells Fargo Bank. Prior to joining Wells Fargo, he held a number of positions with Bank of America between 1989 and 2001, including President, Bank of America, Northwest and Chairman of Seafirst Bank. Prior to his position at Seafirst, Mr. Rindlaub was Group Executive Vice President/Asia Division for Bank America and a managing director for Bankers Trust Company New York, Investment Banking Group. He is also a director of Horizon Air. Mr. Rindlaub’s term will expire in 2004.

J. KENNETH THOMPSON

Mr. Thompson, age 50, has been a director since October 1999 and serves on the Company’s Compensation Committee and its Safety Committee. He served as executive vice president of ARCO’s Asia Pacific oil and gas operating companies in Alaska, California, Indonesia, China and Singapore from 1998 to 2000. Prior to that, he was President of ARCO Alaska, Inc., the parent company’s oil and gas producing division based in Anchorage. Mr. Thompson is President of Pacific Rim Leadership Development, LLC, an executive consulting firm in Anchorage, Alaska. Mr. Thompson’s term expires in 2003.

[SIDEBAR]
Amended and Restated 1999 Long-Term Incentive Equity Plan

PROPOSAL NO. 2
APPROVAL OF THE ALASKA AIR GROUP, INC. AMENDED AND RESTATED 1999 LONG-TERM INCENTIVE EQUITY PLAN

The Board has adopted and recommends a vote for approval of the Alaska Air Group, Inc. 1999 Long-Term Incentive Equity Plan as amended and restated (the “1999 Plan”).

As of April 1, 2002, the 1999 Plan had approximately 75,000 shares of common stock available for grant. Currently, 2,966,262 shares are subject to outstanding options granted under all the Company’s current and prior option plans, including the 1999 Plan. This number represents 11% of the currently outstanding shares. If approved by stockholders, the 1999 Plan, as amended, would authorize an additional 1,200,000 shares for issuance and would reduce from 600,000 to 75,000 the number of shares that could be granted as stock awards.

A copy of the 1999 Plan, as amended, is attached to the proxy statement as Appendix A and is incorporated herein by reference. The following description of the amended 1999 Plan is a summary. Please refer to Appendix A for a complete description of the 1999 Plan and its terms.

Purpose.
The purpose of the 1999 Plan is to promote the Company’s long-term profitability and enhance value for its stockholders by:

•	encouraging key employees and officers of the Company and its subsidiaries to focus on long-range objectives,

•	providing a means to attract and retain the services of employees with exceptional qualifications, and

•	linking the interests of key employees directly to stockholder interests.

Term.
The 1999 Plan was approved by the Company’s stockholders on May 18, 1999. No award may be made after May 18, 2004, the fifth anniversary of the plan’s original approval by stockholders.

Administration.
The 1999 Plan is administered by the Compensation Committee of the Board (the “Committee”). The Committee is composed of two or more nonemployee directors, each of whom is intended to qualify to administer the 1999 Plan under Rule 16b-3 of the Securities Exchange Act and Section 162(m) of the Internal Revenue Code. No member of the Committee is eligible to participate in the 1999 Plan.
The Committee has the authority to:

•	interpret the 1999 Plan,

•	establish rules and regulations for its operation,

•	select employees to receive awards, and

•	determine the form, amount and other terms and conditions of such awards.

Stock Subject to the Plan.
Subject to adjustment for stock splits or other extraordinary events, such as a change in capitalization, a maximum of 2,400,000 shares are available for issuance to participants under the 1999 Plan. This number includes the additional 1,200,000 shares for which stockholder approval is being sought. Shares underlying previously granted awards become available for re-grant if:

•	options or SARs expire, terminate or are canceled prior to exercise, or

•	stock awards are forfeited.

In addition, shares that otherwise would be issuable under an award, but are used as payment in connection with an award, will be made available for grant. Where an SAR or other award is settled in cash, the shares related to such award will also remain available for grant. The maximum number of shares available for issuance under the 1999 Plan will not be reduced to reflect any dividends or dividend equivalents.

Limitation on Awards.
No more than 75,000 shares of the total authorized under the 1999 Plan may be issued as stock awards, and no single individual may be granted awards relating to more than 600,000 shares during any consecutive three-year period.

Eligibility for Participation.
Awards may be granted under the 1999 Plan to those officers and employees of Alaska Air Group and its subsidiaries that the Committee may from time to time select. As of April 1, 2002, approximately 250 employees are expected to participate in the 1999 Plan.

Types of Awards.
Awards under the 1999 Plan may take the form of incentive or nonqualified stock options, stock appreciation rights (“SARs”), or stock awards denominated in units or in shares of the Company’s common stock which may, at the Committee’s discretion, vest based on continuous service or on the achievement of performance goals.

Stock Options: A stock option is the right to acquire common stock at an exercise price equal to or greater than the fair market value of Company stock on the date of grant. Options include nonqualified stock options (“NSOs”) and incentive stock options (“ISOs”). ISOs are intended to qualify for special tax treatment under Section 422 of the Code. Stock options must be granted with an exercise price at least equal to 100% of the common stock’s fair market value on the date of grant and are also subject to a vesting schedule determined by the Committee. The 1999 Plan prohibits the repricing of stock options and SARs.

SARs: An SAR is a right to receive a payment in cash and/or shares equal to the appreciation in market value of the Company’s common stock since the grant of the SAR. SARs may be granted along with stock options or by themselves. The exercise price of an SAR will never be less than the fair market value of the common stock on the date of grant.

Stock Awards: Stock awards may be subject to conditions determined by the Committee. Generally, those conditions include continuous service with the Company for at least three years or achieving performance goals related to profits, profit growth, profit-related return ratios, cash flow or stockholder return.

Any award under the 1999 Plan may include one or a combination of these grant types.

Other Information.
The closing price of the Company’s common stock reported on the New York Stock Exchange on April 1, 2002 was $32.60 per share.

Amendment of Plan.
Only the Board may amend the 1999 Plan. However, stockholder approval is required for any amendment that would increase the number of shares available for issuance under the Plan.

Other Terms of Awards.
Generally, no payment is required upon the grant of any award. Upon exercise of an option, the optionee must pay the exercise price to the Company in cash or by any other method permitted by the Committee, including by tendering shares, authorizing a broker-assisted cashless exercise or by any combination of these methods. The Committee may decide that awards earn dividends or dividend equivalents. The Committee may establish other terms, conditions, and limitations for an award that are not inconsistent with the 1999 Plan including, but not limited to, the term of an award and the provisions applicable if a participant’s employment ends for any reason.

Acceleration and Settlement of Awards.
The Committee may accelerate the vesting or settlement of an award at any time before a sale, merger, consolidation, reorganization, liquidation, or change in control as defined by the Committee.

Federal Income Tax Consequences.
Under current federal income tax laws, the federal income tax consequences of options and SARs under the 1999 Plan can be summarized as follows:

At the time the options or SARs are granted, the award will have no federal income tax consequences to the Company or the optionee.

Upon the exercise of NSOs or SARs, the optionee generally will recognize ordinary income equal to the fair market value of the shares at the time of exercise minus the exercise price. This ordinary income will be subject to withholding tax, and the amount of ordinary income recognized by the optionee generally will be deductible for tax purposes by the Company. When the shares are sold or otherwise disposed of, any additional gain or loss by the holder will be capital gain or loss.

The exercise of ISOs does not result in any regular taxable income to the optionee, nor is the Company entitled to a deduction. However, the excess of the fair market value of the ISO shares at the time of exercise over the exercise price is an item of tax preference for purposes of computing alternative minimum taxable income. If the shares are held for one year after exercise and two years after grant, the difference between the sale price and the exercise price generally will be taxable as long-term capital gain or loss. If the shares are not held for that period, the optionee will recognize ordinary income at the time of early disposition equal to the excess of the fair market value of the shares at exercise over the exercise price, and the Company will be entitled to a corresponding deduction. Any additional gain on the disposition will be taxed as capital gain.

The foregoing discussion is general in nature and does not address issues relating to the income tax circumstances of any individual employee. The discussion is based on federal income tax laws in effect on the date of this proxy statement and is, therefore, subject to future changes in the law, possibly with retroactive effect. The summary does not address the consequences of state, local or foreign tax laws.

Limitation on Income Tax Deduction.

See page 29 for a description of the effect of Section 162(m) of the Internal Revenue Code. The 1999 Plan has been designed to allow the Committee to grant awards that will qualify as “Performance-Based Compensation” under Section 162(m) of the Code and thus be fully deductible.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL 2.

[SIDEBAR]
2002 Employee Stock Purchase Plan

PROPOSAL NO. 3
APPROVAL OF THE ALASKA AIR GROUP, INC. 2002 EMPLOYEE STOCK PURCHASE PLAN

The Board is seeking stockholder approval of the Alaska Air Group, Inc. 2002 Employee Stock Purchase Plan (the “ESPP”). On January 30, 2002, the Board adopted the ESPP subject to approval by the stockholders at the annual meeting.

A copy of the proposed ESPP is attached to this proxy statement as Appendix B and is incorporated herein by reference. The following description of the ESPP is a summary. Please refer to Appendix B for a complete description of the plan and its terms.

Purpose.
The purpose of the ESPP is to assist employees of the Company and its designated subsidiaries in acquiring a stock ownership interest in the Company pursuant to a plan that is intended to qualify for beneficial tax treatment under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”). The ESPP is also intended to encourage employees to work in the best interests of the stockholders, to support recruitment and retention of qualified employees and to provide employees with an advantageous means of accumulating long-term investments.

Administration.
The ESPP may be administered by the Company’s Board of Directors or any Board-appointed committee, or by one or more executive officers designated by the Board. The plan administrator is authorized to administer and interpret the ESPP and to make such rules and regulations as it deems necessary to administer the ESPP, so long as such interpretation, administration or application regarding purchases corresponds to the requirements of Code Section 423.

Stock Subject to the ESPP.
Under the ESPP, qualified employees may purchase shares of common stock through payroll deductions at a discount from market price, without incurring broker commissions. A maximum of 1,000,000 shares of common stock, subject to adjustment for stock splits and similar adjustments, will be available for purchase under the ESPP. The common stock issued under the ESPP will be from authorized but unissued shares of the Company’s common stock or from shares subsequently acquired as treasury shares.

Eligibility.
Participation in the ESPP is voluntary. To be eligible to participate in the ESPP, an employee must have been employed by the Company or a designated subsidiary for a minimum of one year, and may not own 5% or more of the combined voting power or value of the Company’s capital stock or that of any related corporations. For future offering periods, the plan administrator may change the one-year employment requirement or may require that employees work a certain minimum number of hours per week or months per year, subject to the limits of Code Section 423. Nonemployee directors of the Company are not eligible to participate in the ESPP. Approximately 15,000 employees are eligible to participate in the ESPP.

Offering and Purchase Periods.

Separate 12-month offering periods will commence on September 1 and March 1 of each year and end, respectively, on the next August 31 and February 28 (or 29, in the case of a leap year). The first offering period under the ESPP will begin on September 1, 2002 and end on August 31, 2003. During the offering periods, participating employees accumulate funds in an account used to buy Alaska Air Group common stock through payroll deductions. Payroll deductions accrue at a rate of not less than 1% and not more than 10% of the employee’s base pay during each payroll period in an offering period. Each offering period will include four purchase dates, one every three months, at which time the purchase price is determined and the participating employees’ accumulated funds are used to purchase the appropriate number of shares of common stock. Fractional shares may be issued under the ESPP unless the plan administrator determines otherwise for a future offering period. Under the ESPP, no employee may purchase more than $25,000 worth of common stock (based on the fair market value of the common stock on the first day of an offering period) during any calendar year, and no employee may purchase more than 2,000 shares in any single offering period. The plan administrator may change the length of future offering periods (and the purchase periods within them), subject to the requirements of Code Section 423.

Purchase Price.
The purchase price per share of common stock is 85% of the lesser of (1) the fair market value of the common stock on the first day of an offering period and (2) the fair market value of the common stock on the purchase date. The plan administrator may change the purchase price for future offering periods, subject to the requirements of Code Section 423. On April 1, 2002, the closing price for the Company’s common stock on the New York Stock Exchange was $32.60 per share.

Effect of Termination.
Employees have no right to acquire shares under the ESPP upon termination of their employment for any reason prior to the last business day of a purchase period. Upon termination of employment, the Company will pay the balance in the employee’s account to the employee or to his or her estate without interest. Neither payroll deductions credited to an employee’s account nor any rights with regard to the purchase of shares under the ESPP may be assigned, transferred, pledged or otherwise disposed of in any way by the employee, other than by will or the laws of descent and distribution.

Change in Control.
In the event of certain mergers, consolidations or acquisitions by another corporation of all or substantially all of the Company’s assets, each outstanding option to purchase shares under the ESPP will be assumed or an equivalent option substituted by the successor company. If the successor company refuses to assume or substitute for the option, the offering period during which a participant may purchase common stock will be shortened to a specified date before such proposed transaction. In the event of a proposed liquidation or dissolution of the Company, the offering period during which a participant may purchase common stock will be shortened to a specified date before the date of the proposed liquidation or dissolution.

Restriction on Immediate Sale of Stock.
Employees must hold common stock they have acquired under the ESPP for a minimum of one year, unless the Board sets a different holding period for any future offering period.

Amendment, Suspension and Termination of the ESPP. The Board has the power to amend, suspend or terminate the ESPP, except that the Board may not amend the ESPP without stockholder approval if such approval is required by Code Section 423. Unless sooner terminated, the ESPP will terminate on January 30, 2012.

Federal Income Tax Consequences.
The Company intends that the ESPP qualify as an “employee stock purchase plan” under Code Section 423. The following discussion summarizes the material federal income tax consequences to the Company and the participating employees in connection with the ESPP under existing applicable provisions of the Code and the accompanying Treasury Regulations. The discussion is general in nature and does not address issues relating to the income tax circumstances of any individual employee. The discussion is based on federal income tax laws in effect on the date of this proxy statement and is, therefore, subject to future changes in the law, possibly with retroactive effect. The discussion does not address the consequences of state, local or foreign tax laws.

Under the Code, the Company is deemed to grant employee participants in the ESPP an “option” on the first day of each offering period to purchase as many shares of common stock as the employee will be able to purchase with the payroll deductions credited to his or her account during the offering period. On the last day of each three-month purchase period, the purchase price is determined and the employee is deemed to have exercised the “option” and purchased the number of shares of common stock his or her accumulated payroll deductions will purchase at the purchase price.

The required holding period for favorable federal income tax treatment upon disposition of common stock acquired under the ESPP is the later of (1) two years after the deemed “option” is granted (the first day of an offering period) and (2) one year after the deemed “option” is exercised and the common stock is purchased (the purchase date). When the common stock is disposed of after this period (a “qualifying disposition”), the employee realizes ordinary income to the extent of the lesser of (a) the amount by which the fair market value of the common stock at the time the deemed “option” was granted exceeded the “option price” and (b) the amount by which the fair market value of the common stock at the time of the disposition exceeded the “option price.” The “option price” is equal to 85% of the lesser of the fair market value of the common stock on the first day of the offering period and the fair market value of the common stock on the purchase date. Thus, the maximum amount of gain taxable as ordinary income is the amount of the 15% discount measured as of the last day of a purchase period. Any further gain recognized on a qualifying disposition will be long-term capital gain. If the sale price is less than the option price, there is no ordinary income and any loss recognized generally will be a long-term capital loss.

When an employee sells the common stock before the expiration of the required holding period (a “disqualifying disposition”), the employee recognizes ordinary income to the extent of the difference between the price actually paid for the common stock and the fair market value of the common stock at the date the option was exercised (the purchase date), regardless of the price at which the common stock is sold. Any additional gain recognized upon the disqualifying disposition will be capital gain. The capital gain will be long-term if the employee held the shares more than 12 months. If the sale price is less than the fair market value of the common stock at the date of exercise, then the employee will have a capital loss equal to such difference.

Even though an employee must treat part of his or her gain on a qualifying disposition of the common stock as ordinary income, the Company may not take a business deduction for such amount. However, if an employee makes a disqualifying disposition, the amount of income that the employee must report as ordinary income qualifies as a business deduction for the Company for the year of such disposition.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL 3.

[SIDEBAR]
Simple-Majority Voting

PROPOSAL NO. 4
STOCKHOLDER PROPOSAL ON SIMPLE-MAJORITY VOTING

A stockholder has advised the Company that he intends to present the following resolution at the annual meeting. In accordance with applicable proxy regulations, the proposed resolution and supporting statement, for which the Board of Directors and the Company accept no responsibility, are set forth below.

Stockholder Resolution
IMPLEMENT SIMPLE-MAJORITY VOTE
This topic won 96% of the yes-no shareholder vote in 2001.
Alaska Air shareholders request that our company take the steps necessary to implement a policy of simple-majority vote. This policy, which has key elements of the Alaska Air proposal that won 96% support, includes:

•	Application to all issues submitted to shareholder vote to the fullest extent possible.

•	A policy of the greatest flexibility to implement the spirit and the letter of this topic to the fullest extent possible and as soon as possible.

•	Any future simple/super-majority proposal be put to shareholder vote — as a separate ballot item.

•	Our directors commit to make their best effort to implement this policy within 90 days of the annual meeting, with the resources available to our directors, and then meet this commitment.

•	Thus our company is to make its best effort to obtain the high number of votes, from all the shares in existence.

Proponent’s Supporting Statement
An overwhelming 96% of the yes-no shareholder vote
This topic won an overwhelming 96% of the yes-no shareholder vote at Alaska Air in 2001. However, company rules for some reason require an 80% yes vote from all shares in existence. The 2001 shareholder vote turn-out was 75%. I believe the directors can make a better effort to win a higher vote turn-out.

A premium for good governance profile
A survey by McKinsey & Co. shows that institutional investors are prepared to pay an 18% premium for good corporate governance. Wall Street Journal — June 19, 2000

A start to improve the governance profile of our company
I believe that conventional wisdom holds that when many items can be improved — that starting with at least one improvement should receive increased attention. Specifically, at Alaska Air there are a number of current or recent practices that institutional investors, who have a fiduciary duty obligation, believe could be improved such as:

•	Allow a simple-majority vote to approve a merger.

•	Remove limits on shareholder right to amend our company’s charter or bylaws.

     Influential institutional investors supporting this include:

1)	Teachers Insurance and Annuity Association College Retirement Equities Fund (TIAA-CREF). Source: TIAA-CREF Policy Statement on Corporate Governance

2)	California Public Employees Retirement System (CalPERS) Source: CalPERS U.S. Corporate governance Principles.

IMPLEMENT SIMPLE-MAJORITY VOTE
This topic won 96% of the yes-no shareholder vote in 2001
YES on 4

Board of Directors’ Response
The Board of Directors recommends a vote AGAINST this proposal as presented for the following reasons. The Board believes that:

•	The proposal is unclear. It does not say whether the simple majority should be measured by the votes cast, the shares present and entitled to vote, or by the shares outstanding. If the proposal intends that all matters be passed upon approval by a simple majority of the shares outstanding, this would make passage more difficult than it currently is for most issues that come before the stockholders. If, on the other hand, the proposal means that a matter would be passed if it received a majority of the votes present and entitled to vote, the proposal would be in violation of Delaware law, which requires that certain issues be decided based on a majority of the shares outstanding.

•	The proposal, in its present form, is inconsistent with Delaware law. Delaware law provides protections for all stockholders by requiring the affirmative vote of at least a majority of the outstanding shares entitled to vote (contrasted with a majority of the votes present and entitled to vote at a meeting) for certain fundamental corporate actions, such as amending the certificate of incorporation, approving certain mergers, selling substantially all the Company’s assets or dissolving the corporation.

Delaware law also contains several specific super-majority voting requirements for certain business combinations involving “interested stockholders.” These “super-majority” provisions, like those contained in the governance documents of many public corporations and many corporate statutes, are designed to provide protection for all stockholders against self-interested actions by one or a few large stockholders. These provisions are not intended to, and do not, preclude unsolicited, non-abusive offers to acquire the Company at a fair price. They are designed, instead, to encourage any potential acquirer to negotiate directly with the Board. This is desirable because the Company believes the Board is in the best position to evaluate the adequacy and fairness of proposed offers, to negotiate on behalf of all stockholders and to protect stockholders against abusive tactics during a takeover process.

•	The proposal asks the Board to take extraordinary and costly actions that are not in the interests of all the stockholders. The proposal asks the directors to commit to implementing simple-majority voting within 90 days of passage. As explained previously, the Board cannot amend the Company’s certificate of incorporation, which contains a requirement for an 80% super-majority under certain specific conditions, without stockholder approval. In order to implement this proposal within 90 days, the Board would need to hold a costly, second stockholders meeting within 90 days of the 2002 annual meeting in order to amend the articles of incorporation.

A shareholder-sponsored proposal on simple majority voting was submitted for shareholder vote for the first time in the Company’s 2000 Proxy Statement. That proposal was approved by a majority of the shares present and entitled to vote at the 2000 Annual Meeting. In response, the Board of Directors sponsored a proposal, which appeared in the Company’s 2001 Proxy Statement, that would have amended the Company’s Certificate of Incorporation to delete the 80% super-majority voting requirement contained in Article 10 of the certificate. Article 10 was adopted to curb a potential abusive takeover of the Company. It was adopted in 1985, prior to the enactment of Section 203 of the Delaware General Corporation Law (“Section 203”), a statutory provision also designed to curb abusive takeovers of Delaware corporations. The Board believed that amending Article 10 would not have adversely affected the Company or its stockholders because the Company would continue to be protected under Section 203.

The proponent’s proposal refers to an Alaska Air proposal that garnered 96% of the yes-no shareholder vote last year. The proposal that won that level of support was one that was sponsored by the Board of Directors to eliminate a specific 80% super-majority voting requirement for certain transactions. It was not the shareholder proposal on simple-majority voting that was submitted by the proponent at the 2001 Annual Meeting.

The Board of Directors’ proposal would have been approved if at least 80% of the total shares outstanding as of the record date for the 2001 Annual Meeting (March 16, 2001) had voted in favor of the proposal. Under Delaware law, the 80% voting requirement cannot be removed from the Certificate of Incorporation without the approval of at least 80% of all the shares outstanding. Although 96% of the shares present at the meeting voted for approval, only 73% of the total shares outstanding were voted in favor of the Board’s proposal at the 2001 Annual Meeting. As discussed above, the required vote of 80% of the outstanding shares for passage of the Board’s proposal is a requirement of Delaware law, not “Company rules,” as the proponent states.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “AGAINST” PROPOSAL 4.

The Company will provide the name and address of the proponent of the shareholder proposal above and the number of shares the proponent holds upon oral or written request for such information. Requests may be sent to the Corporate Secretary, Alaska Air Group, Inc., P.O. Box 68947, Seattle, Washington, 98168-0947 or by calling (206) 431-7218.

OTHER BUSINESS

Other than the election of directors and the stockholder proposals included in this proxy statement, we are not aware of any other matters to be properly presented for a vote at the annual meeting. If other matters are properly presented at the meeting, or for any adjournment or postponement of the meeting, Mr. John F. Kelly and Mr. Keith Loveless will vote on your behalf in accordance with their best judgment on such matters.

[SIDEBAR]
Committees of the Board

•	Members

•	Functions

•	Meetings held

STRUCTURE OF THE BOARD OF DIRECTORS

The Board of Directors held four regular meetings and one special meeting in 2001. Each director attended at least 90% of all Board and applicable committee meetings during 2001. This table describes the Board’s committees.

			NUMBER OF
NAME OF COMMITTEE	FUNCTIONS		MEETINGS IN
AND MEMBERS	OF THE COMMITTEE		2001

AUDIT Byron I. Mallott* Mark R. Hamilton John V. Rindlaub Richard A. Wien	— — —	reviews the annual report of independent auditors; evaluates internal and external audit functions; makes recommendations regarding other auditing matters to the Board.	3

COMPENSATION	—	sets the salary of the Chairman and CEO;	4
	—	approves salaries of executive officers of Alaska
R. Marc Langland* Mary Jane Fate John V. Rindlaub J. Kenneth Thompson	— — —	Airlines and Horizon Air;
makes recommendations to the Board regarding other executive compensation issues, including modification or adoption of executive compensation plans;
grants stock awards and stock options;
		administers the Company’s stock option and other long-term incentive plans.

EXECUTIVE Bruce R. Kennedy* Ronald F. Cosgrave John F. Kelly R. Marc Langland	— —	oversees the CEO evaluation process; makes recommendations to the Board regarding committee/subsidiary service.	6

NOMINATING	—	selects director nominees	3

Bruce R. Kennedy* Ronald F. Cosgrave R. Marc Langland

SAFETY Richard A. Wien*	— —	monitors management efforts to ensure the safety of passengers and employees; monitors and assists management in creating	4
Mark R. Hamilton J. Kenneth Thompson	— —	a uniform safety culture that achieves the highest possible industry performance measures;
periodically reviews with management and outside experts all aspects of airline safety;
		evaluates the Company’s compliance with environmental regulations.

*Chairperson

[SIDEBAR]
The Board has set stock ownership guidelines for directors.

DIRECTOR COMPENSATION

We do not pay directors who are also employees of the Company additional compensation for their service as directors, except for the reimbursement of expenses incurred in attending meetings. In 2001, compensation for nonemployee directors included the following:

•	an annual retainer of $20,000, with a minimum of 25% of the retainer paid in the form of Alaska Air Group common stock issued under the Company’s Nonemployee Director Stock Plan;

•	$1,200 for each Board or committee meeting in which a nonemployee director participated in person. If participation was via telephone, the fee was $750;

•	an annual retainer of $2,000 to committee chairpersons;

•	an annual retainer of $1,000 to nonemployee directors who served on the Board of Directors of Alaska Airlines or Horizon Air; and

•	expenses in connection with attending Board and committee meetings.

In addition, directors, their spouses and their dependent children are eligible for complimentary travel privileges on Alaska Airlines and Horizon Air.

[SIDEBAR]
Stock owned by holders of more than 5% of the Company’s stock, directors and officers

PRINCIPAL STOCKHOLDERS

This table shows how much Company common stock is owned by owners of more than 5% of the Company’s outstanding common stock, directors, the individuals named in the Summary Compensation Table on page 31, and all executive officers as a group. Institutional holdings are as of December 31, 2001. All other holdings are as of April 1, 2002.

AMOUNT AND NATURE OF SHARES BENEFICIALLY OWNED

	NUMBER	PERCENT OF
	OF SHARES	OUTSTANDING
NAME	OWNED(1)	SHARES
FMR Corp.(2)	3,083,670	13.0%
Vanguard Primecap Fund(3)	2,540,000	9.6
Franklin Resources, Inc.(4)	2,475,127	9.3
Dimensional Fund Advisors Inc.(5)	1,662,400	6.3
William S. Ayer	127,665
George D. Bagley	72,922	*
Phyllis J. Campbell	1,000	*
Ronald F. Cosgrave	7,921	*
Mary Jane Fate(6)	2,973	*
Mark R. Hamilton	183	*
John F. Kelly	338,759	1.3
Bruce R. Kennedy	8,119	*
R. Marc Langland	2,456	*
Byron I. Mallott	1,454	*
Terri K. Maupin	1,723	*
Jeffrey D. Pinneo	17,760	*
John V. Rindlaub	4,337	*
Gregg A. Saretsky	37,540	*
J. Kenneth Thompson	1,957	*
Bradley D. Tilden	25,607	*
Richard A. Wien	4,121	*
Directors and Executive Officers as a group (18 persons)	685,333	2.6%

*	Less than 1%.

(1)	Includes shares that the named person:

•	may vote or invest alone,

•	shares voting and investment power with his or her spouse,

•	holds in one of the Company’s 401(k) plans, or

•	may acquire through stock option exercises through June 15, 2002.

(2)	Number of shares owned is based on information contained in a report on Schedule 13-G filed by FMR Corp. with the Securities and Exchange Commission on or about February 15, 2002. The address of FMR Corp. is 82 Devonshire Street, Boston, MA 02109.
(3)	Number of shares owned is based on information contained in a report on Schedule 13-G filed by Vanguard Primecap Fund on or about February 15, 2002. The address of Vanguard is 100 Vanguard Boulevard, Malvern, PA 19355.
(4)	Number of shares owned is based on information contained in a report on Schedule 13-G filed by Franklin Resources, Inc. on or about February 15, 2002. The address of Franklin Resources, Inc. is One Franklin Parkway, San Mateo, CA 94403-1906. Charles B. Johnson and Rupert H. Johnson are principal stockholders of Franklin.
(5)	Number of shares owned is based on information contained in a report on Schedule 13-G filed by Dimensional Fund Advisors Inc. on or about February 15, 2002. The address of Dimensional Fund Advisors Inc. is 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401.
(6)	Does not include 1,546 shares registered in the name of Mrs. Fate’s husband.

[SIDEBAR]
•	Compensation policy

EXECUTIVE COMPENSATION

     In this section, we describe the compensation we pay our Chief Executive Officer and the next four most highly compensated executive officers (the “named executives”). It consists of:

•	a report by the Compensation Committee on executive compensation,

•	a graph showing comparative performance of the common stock,

•	a detailed table showing compensation for the years 2001, 2000 and 1999, and

•	information about stock options and retirement benefits.

This section also includes descriptions of certain change-in-control arrangements between the Company and the named executives.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

During 2001, the Compensation Committee of the Company’s Board of Directors consisted of Mr. Langland, Mrs. Fate, Mr. Rindlaub and Mr. Thompson. No member of the Committee was an employee of the Company or any of its subsidiaries. Each member meets the definition of “nonemployee director” under Rule 16b-3 of the Securities Exchange Act of 1934 and is an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code.

The Committee has overall responsibility for the Company’s executive compensation policies and practices. In part, the Committee’s functions include:

•	determining the compensation of the Chief Executive Officer of the Company;

•	upon recommendation of the Chief Executive Officer, reviewing and approving all executive officers’ compensation, including salary and payments under the Management Incentive Plan; and

•	granting awards under stock incentive plans.

The Committee has provided the following report on the compensation policies of the Company as they apply to its executive officers and the relationship of Company performance to executive compensation and the Chief Executive Officer’s compensation.

EXECUTIVE COMPENSATION POLICY

The Company’s policy is to pay competitive compensation. The objectives of the Company’s executive compensation policies are:

•	to attract and retain highly qualified executives,

•	to motivate executives to provide excellent leadership and achieve Company goals,

•	to link the interests of executives and stockholders by tying a large portion of total compensation to Company profitability and stock value, and

•	to reward outstanding performance.

Executive compensation includes competitive base salary, a cash incentive plan tied to annual financial and operational performance, equity-based awards and retirement benefits.

ANNUAL BASE SALARY

In 2001, base salaries for executive officers were based on:

•	subjective analysis of competitive market rates,

•	the market demand for each executive officer’s skills,

•	the executive’s influence on long-term Company strategies and success,

•	the relationships among executive positions, and

•	individual leadership performance.

To ensure that its overall compensation is appropriate, the Company periodically reviews executive compensation for companies included in the Dow Jones Airlines Group contained in the Performance Graph on page 30, other air carriers and similarly sized Pacific Northwest companies and for companies in broad-based national compensation surveys. In addition, it retains the services of outside compensation specialists as needed. The Company does not attempt to set executive compensation at specific target ranges of any particular survey. In 2001, executive officers other than the CEO received increases averaging 4.4%.

[SIDEBAR]
Compensation Committee Report
•	Management Incentive Plan

•	Executive stock awards

MANAGEMENT INCENTIVE PLAN

Air Group’s Management Incentive Plan (“MIP”) places at risk a significant portion of each executive’s potential cash compensation, linking it to annual profitability and operational goals.

For awards to be paid, the Company must achieve or exceed profit and/or operating goals established annually by the Compensation Committee. Beginning in 1999, the Committee based MIP goals on reaching return-on-invested-capital targets and on the Company’s net earnings growth as compared to that of peer companies. Awards increase proportionately based on the degree to which goals are met. In 2001, the CEO could earn up to 65% of base pay if the target is met, and up to 130% if the maximum is reached. The other named executives could earn up to 45% of base salary if the target goal is met, and up to 90% of base salary if profits reach the maximum goal, depending on position. Award levels can be adjusted by the Committee for individual performance.

For the executives named in the Summary Compensation Table, the percentages of total potential cash compensation linked to performance under the MIP in 2001 ranged from 41.2% to 56.5%

EQUITY-BASED AWARDS

Although the 1996 and 1999 Long-Term Incentive Equity Plans provide for a variety of equity-based awards, stock options are the only equity-based compensation presently in use by the Company. They provide an incentive to maximize stock values, linking the long-term interests of executives with those of stockholders. Because the awards vest over several years, they encourage executives to remain with the Company. The Committee grants options at market price, so recipients benefit only if the price of the stock appreciates and stockholders also benefit.

The Committee does not base grants on ownership targets or on the number of options an individual has outstanding, because it believes doing so would discourage officers from retaining options or shares. Individual grants are determined according to base salary and position. The options granted to each of the named executives in 2001 are shown in the tables on pages 32 and 33.

[SIDEBAR]
Compensation Committee Report

•	CEO base salary and performance

CHIEF EXECUTIVE OFFICER’S COMPENSATION

Base Salary — In setting the CEO’s base salary, the Committee reviews competitive information similar to that used for other Company executives and annually retains the services of an outside consultant. The Committee does not target a specific range of competitive pay, but applies the information as it deems appropriate. By reviewing survey data, the Committee believes it will remain mindful of compensation levels that would be required to recruit from outside the Company.

The Board of Directors conducts an annual evaluation of the CEO’s performance based on:

•	the Company’s financial performance,

•	the CEO’s relationship with the Board,

•	communication to the Board and other Company constituencies,

•	investor relations,

•	overall leadership, and

•	strategic and succession planning.

For a second year, Mr. Kelly did not accept a salary increase for 2002. In addition, there were no salary increases in 2002 for the other elected officers of Alaska Airlines and Horizon Air, with the exception of increases that were associated with promotions. The Compensation Committee provides the following discussion of the Company’s performance during 2001:

The repercussions of the September 11 terrorist attack severely crippled the ability of airlines to operate profitably during the ensuing months. In reviewing the performance of the Alaska Air Group companies during the past year, it becomes clear that the usual performance measures do not tell the whole story.

For the two quarters prior to the tragedy, both Alaska Airlines and Horizon Air were building passenger traffic, and unit costs and productivity were improving. Excluding federal financial assistance received following September 11, Alaska Airlines was one of a very few air carriers to post a profit for either the second or third quarters of 2001.

Following September 11, Alaska’s schedule recovered more quickly than expected as a result of customer loyalty that had been built over the years. Load factor for the fourth quarter recovered to within .2% of the 2000 quarter. In addition, Alaska’s traffic fell just 5.6% during the fourth quarter versus the 19% experienced by the industry in general. Yield per revenue passenger mile was down 7.3% vs. a decline of 17% for the industry, and unit revenues were down 5.5% vs. an average 20% among other carriers.

Mr. Kelly and his team provided solid, forward-looking leadership during the operational challenges that resulted from canceled flights, closed airports, and new security directives. While other airlines were furloughing employees, the Company’s strong cash position allowed it to retain Alaska employees and to keep Horizon staffing reductions to a minimum.

A solid recovery strategy combined with Alaska Air Group’s strong cash position and balance sheet (adjusted debt-to-capital was 73% at year-end 2001) positions the Company well for the future. This optimism is reflected in the Company’s stock price, which has held relatively well, given the current economic environment.

Last, but not least, the flying public continued to rank Alaska Airlines and Horizon Air among the best in the industry. During 2001 Alaska Airlines was honored by the readers of Travel and Leisure as “world’s best domestic airline,” and Horizon Air was dubbed “best regional airline” by Conde Nast readers.

In summary, although the absolute results for the year are far from what we would wish under normal conditions, given the extreme circumstances of the entire industry, the Company has fared better than most of its competitors and is well positioned to benefit from an economic recovery.

[SIDEBAR]
Compensation Committee Report
•	CEO Management Incentive Plan

•	CEO stock options

•	Limits on deductibility of executive compensation

Management Incentive Plan
The MIP award is the portion of the CEO’s compensation that most directly relates to the Company’s financial performance. Under the plan in effect during 2001, the CEO’s award could range from zero to 65% of base salary if the profit target was met, up to a maximum of 130% if profits reached the maximum goal. Because the minimum return-on-invested-capital threshold was not met in 2001, Mr. Kelly received no MIP payment for the year.

Stock Options
In 2001, Mr. Kelly was granted a total of 174,200 stock options under the Company’s equity plans, based on the criteria outlined earlier for option grants to executive officers in general. The Committee believes that having a significant amount of compensation tied to stock performance further aligns the CEO’s interests with those of the Company’s stockholders.

OTHER INFORMATION

Tax Law Limits on Deductibility of Executive Compensation
Section 162(m) of the Internal Revenue Code eliminates the Company’s ability to deduct certain compensation over $1 million paid to the named executives unless such compensation is based on performance objectives meeting certain criteria or is otherwise excluded from the limitation. The Company intends to qualify a sufficient amount of compensation to its executive officers so that Section 162(m) will not materially affect the Company in an adverse way. Compensation from the exercise of options granted to date under the Company’s stock option and equity plans is intended to qualify for the deduction.

COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

R. Marc Langland, Chairperson
Mary Jane Fate, Member
John V. Rindlaub, Member
J. Kenneth Thompson, Member

[SIDEBAR]
The stock price performance shown here is historical and not necessarily indicative of future performance.

PERFORMANCE GRAPH

     The following graph shows a five-year comparison of cumulative total returns for the Company’s common stock, the Standard & Poor’s 500 Index, and the Dow Jones Airlines Group, assuming an initial investment of $100 on December 31, 1996 with all dividends reinvested.

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

	ALASKA		DOW JONES
DATE	AIR GROUP	S&P 500	AIRLINES*
1996	100.00	100.00	100.00
1997	184.52	133.36	157.69
1998	210.71	171.48	141.62
1999	167.26	207.56	142.15
2000	141.67	188.66	192.17
2001	138.57	166.24	126.82

Information presented is as of fiscal years ended December 31.

*	The companies included in the Dow Jones Airlines Group are: Air Tran Holdings, Alaska Air Group, AMR, Atlantic Coast Airlines Holdings, Continental Airlines, Delta Air Lines, Northwest Airlines, Skywest, Southwest Airlines, UAL, and US Airways.

SUMMARY COMPENSATION TABLE

This table shows compensation information for the Company’s Chief Executive Officer and the four other most highly paid executive officers of Alaska Air Group for the last three fiscal years. (The “named executives” as used here includes officers of Alaska Air Group, the presidents of two operating subsidiaries, and another elected officer of a subsidiary who has a policy-making role at the Alaska Air Group level.) Bonus figures are shown in and based upon performance in the year earned, but paid in the following year.

SUMMARY COMPENSATION TABLE

				LONG-TERM COMPENSATION
				AWARDS
				OTHER	SECURITIES	ALL
	ANNUAL COMPENSATION			ANNUAL	UNDER-	OTHER
				COMPEN-	LYING	COMPEN-
NAME AND		SALARY	BONUS	SATION(1)	OPTIONS	SATION(2)
PRINCIPAL POSITION	YEAR	($)	($)	($)	(#)	($)

John F. Kelly	2001	525,000	0	—	173,400	7,572
Chairman & CEO	2000	518,269	0	—	88,000	7,615
(Alaska Air Group)	1999	510,577	375,000	—	72,700	10,661

William S. Ayer	2001	340,000	0	—	80,900	6,060
President & CEO	2000	335,961	0	—	40,100	6,068
(Alaska Airlines)	1999	318,269	214,832	—	33,100	7,003

George D. Bagley	2001	253,133	0	—	56,500	12,132
Executive VP/Operations	2000	248,302	0	35,356	25,400	12,132
(Alaska Airlines)	1999	237,600	160,380	—	21,000	11,632
(Former President & CEO, Horizon Air)

Gregg A. Saretsky	2001	227,088	0	43,363	36,300	5,598
Executive Vice President/	2000	214,147	0	40,471	13,600	5,548
Marketing & Planning	1999	193,617	101,649	44,088	11,200	5,705
(Alaska Airlines)

Bradley D. Tilden	2001	190,919	0	33,362	—	28,600	5,533
Executive Vice President/Finance & CFO	2000	182,308	0	32,492	—	11,600	5,525
(Alaska Air Group)	1999	150,704	78,393	29,166	—	8,400	5,384

(1)	Includes the value of personal benefits and a tax gross-up for the imputed income in connection with those benefits. Amounts that exceed the lesser of $50,000 or 10% of a named executive’s salary plus bonus in each of the past three years are shown. Mr. Bagley’s 2000 compensation includes $10,019 in connection with his automobile and $24,343 in connection with executive travel. Compensation for Mr. Saretsky includes $11,662 for automobile expenses and $14,886 for executive travel in 1999; $10,995 for automobile, $15,183 for executive travel and $11,133 for tax gross-up expenses in 2000; and $14,021 for automobile and $11,549 for executive travel in 2001. Mr. Tilden’s 1999 compensation includes $12,610 in connection with executive travel; his 2000 compensation includes $11,950 relating to his automobile and $10,359 in connection with executive travel; and his 2001 compensation includes $14,287 for automobile expense and $9,212 in connection with executive travel.

(2)	Represents Company-paid contributions to individual 401(k) plan accounts and imputed income for the value (as determined by the Internal Revenue Service (“IRS”)) of a term life insurance benefit provided by the Company. In 2001, 401(k) contributions were $5,250 each for Messrs. Kelly, Ayer, Saretsky, and Tilden and $10,500 for Mr. Bagley. Imputed income for term life insurance during 2001 was Mr. Kelly—$2,322; Mr. Ayer—$810; Mr. Bagley—$1,632; Mr. Saretsky—$348 and Mr. Tilden— $283.

OPTION GRANTS

     This table shows the stock options granted to the named executives during the last fiscal year.

OPTIONS GRANTED IN 2001

	INDIVIDUAL GRANTS				POTENTIAL REALIZABLE
					VALUE AT ASSUMED
	NUMBER OF	% OF TOTAL			ANNUAL RATES OF
	SECURITIES	OPTIONS			STOCK PRICE
	UNDERLYING	GRANTED TO	EXERCISE		APPRECIATION FOR
	OPTIONS	EMPLOYEES	OR BASE		OPTION TERM(3)
	GRANTED(1)	IN FISCAL YEAR	PRICE(2)	EXPIRATION
NAME	(#)	(%)	($/Sh)	DATE	5%($)	10%($)

John F. Kelly	92,400	7.4	31.80	1/30/2011	1,847,894	4,682,925
	81,800	6.5	25.20	11/12/2011	1,283,700	3,253,147

William S. Ayer	41,900	3.3	31.80	1/30/2011	837,952	2,123,534
	39,000	3.1	25.20	11/12/2011	618,078	1,566,330

George D. Bagley	26,500	2.1	31.80	1/30/2011	529,970	1,343,047
	30,000	2.4	25.20	11/12/2011	475,444	1,204,869

Gregg A. Saretsky	15,500	1.2	31.80	1/30/2011	309,982	785,556
	20,800	1.7	25.20	11/12/2011	329,641	835,376

Bradley D. Tilden	13,000	1.0	31.80	1/30/2011	259,985	658,853
	15,600	1.2	25.20	11/12/2011	247,231	626,532

(1)	These options were granted under the 1996 and 1999 Long-Term Incentive Equity Plans. They:

•	generally were granted as incentive stock options, subject to limitations imposed by tax law,

•	were granted at an exercise price equal to 100% of the fair market value of the common stock on the date of grant,

•	expire ten years from the date of grant, unless canceled earlier as a result of termination of employment,

•	vest in 25% increments on each anniversary date of the grant, subject to the terms and conditions of the 1996 and 1999 Long-Term Incentive Equity Plans, and

•	provide for accelerated vesting under certain circumstances, as described under “Change-in-Control Arrangements” on page 36.

•	Two annual grants are shown for 2001 because the annual grant that would normally have been made in 2002 was made in November 2001.

(2)	Options were granted at the closing price on January 30, 2001 and on November 12, 2001, as reported on the New York Stock Exchange.

(3)	The 5% and 10% assumed rates of appreciation over a ten-year period are required by SEC rules. This does not represent the Company’s estimate or projection of the future common stock price. If the Company’s common stock does not appreciate, these executives will receive no benefit from the options.

OPTIONS EXERCISED

     This table shows stock option exercises and the value of unexercised stock options held by the named executives during the last fiscal year.

     AGGREGATED OPTION EXERCISES IN 2001 AND FISCAL YEAR-END OPTION VALUES

					VALUE OF UNEXERCISED
			NUMBER OF UNEXERCISED		IN-THE-MONEY
	SHARES		OPTIONS/SARS AT		OPTIONS/SARS AT
	ACQUIRED ON	VALUE	FISCAL YEAR END		FISCAL YEAR END(2)
	EXERCISE	REALIZED(1)	(#)		($)
NAME	(#)	($)	Exercisable	Unexercisable	Exercisable	Unexercisable
John F. Kelly	9,450	166,959	270,875	290,075	736,690	315,900
William S. Ayer	0	0	86,950	133,550	262,445	152,100
George D. Bagley	0	0	47,925	90,000	103,756	117,000
Gregg A. Saretsky	0	0	22,500	56,600	0	81,120
Bradley D. Tilden	3,225	52,690	14,500	42,525	13,110	60,840

(1)	These values are calculated by:

•	subtracting the option exercise price from the market price on the date of exercise, and

•	multiplying that by the number of options exercised.

(2)	These values are calculated by:

•	subtracting the option exercise price from the Company’s December 31, 2001 closing price ($29.10 per share, as reported on the New York Stock Exchange), and

•	multiplying that by the number of exercisable and unexercisable options.

There is no assurance that the indicated values of any unexercised options will actually be realized.

[SIDEBAR]
The Company has a defined-benefit retirement plan for all salaried Alaska Airlines employees. Annual benefits are based on years of credited service.

RETIREMENT BENEFITS

SALARIED RETIREMENT PLAN

The Company maintains a tax-qualified, defined-benefit retirement plan for all salaried Alaska Airlines employees. Benefits payable under the Alaska Airlines Salaried Retirement Plan (“Salaried Retirement Plan”) are based on years of credited service and final average earnings for the five highest complete and consecutive calendar years of an employee’s last ten years of service. The annual retirement benefit at age 62 (normal retirement age under the Salaried Retirement Plan) is equal to 2% of the employee’s final average earnings times years of credited service. Annual benefits are computed on a straight life annuity basis at normal retirement age. Benefits under the Salaried Retirement Plan are not subject to offset for Social Security benefits.

The following table shows estimated Salaried Retirement Plan annual benefits payable to an employee, assuming retirement on January 1, 2002, at age 62, with various combinations of final average earnings and years of credited service. These estimates represent the straight life annuity benefit for an individual who retires at normal retirement age.

	ANNUAL BENEFITS BASED ON YEARS OF
	CREDITED SERVICE*
FINAL AVERAGE
EARNINGS	15	20	25	30	35

$175,000	$52,500	$70,000	$87,500	$105,000	$122,500
$225,000	67,500	90,000	112,500	135,000	157,500
$300,000	90,000	120,000	150,000	180,000	210,000
$350,000	105,000	140,000	175,000	210,000	245,000
$400,000	120,000	160,000	200,000	240,000	280,000
$450,000	135,000	180,000	225,000	270,000	315,000
$500,000	150,000	200,000	250,000	300,000	350,000
$550,000	165,000	220,000	275,000	330,000	385,000
$600,000	180,000	240,000	300,000	360,000	420,000

*	IRS regulations limit the annual benefits that may be paid from a tax-qualified retirement plan. The 2002 benefit limit is $160,000. In addition, IRS regulations limit the covered compensation on which annual retirement benefits are based to $200,000 in 2002. To the extent that the amounts shown in the table above exceed that IRS limitation, the excess is paid from the Supplementary Plan.

[SIDEBAR]
Elected officers of Alaska Airlines can receive supplemental retirement benefits.

All of the participants’ base salaries, as shown in the Summary Compensation Table, excluding bonuses, are covered under the Salaried Retirement Plan and the Officers Supplementary Retirement Plan. The named executives have the following years of credited service and final average compensation as of December 31, 2001:

NAMED	YEARS OF		FINAL AVERAGE
EXECUTIVE	CREDITED SERVICE		COMPENSATION
John F. Kelly	25.3	(2)	$496,446
William S. Ayer	6.3		$304,576
George D. Bagley(1)	8.1	(2)	$238,058
Gregg A. Saretsky	3.8		$210,767
Bradley D. Tilden	10.8		$148,352

(1)	When Mr. Bagley transferred from Alaska Airlines to Horizon Air in October 1995, he was 100% vested under the Salaried Retirement Plan. Horizon Air does not have a similar plan, but will supplement his benefits to ensure that his retirement benefit will be equivalent to what he would have received had he continued with Alaska Airlines.

(2)	Reflects combined service at Alaska Airlines and Horizon Air since becoming eligible for the Salaried Retirement Plan.

OFFICERS SUPPLEMENTARY RETIREMENT PLAN

     In addition to the benefits described above, under the Officers Supplementary Retirement Plan (“Supplementary Plan”), elected officers of Alaska Air Group and Alaska Airlines and Horizon Air’s Chief Executive Officer can receive retirement benefits, provided they have met service requirements. The Supplementary Plan is a nonqualified, unfunded, noncontributory defined-benefit plan. Normal retirement benefits are payable once the officer reaches age 60 and are based on years of service as an elected officer. Annual benefits are calculated on a straight life annuity basis. Under the version of the Supplementary Plan applicable to officers elected prior to August 8, 1995, benefits can be up to 50% of a participant’s final average earnings, offset by Social Security benefits. Under the version of the Supplementary Plan applicable to officers elected on or after August 8, 1995, benefits can range from 50% to 75% of a participant’s final average earnings, offset by Social Security benefits and by benefits from Company-sponsored qualified retirement plans accrued after the officer becomes a participant in the Supplementary Plan. Benefits under all versions of the Supplementary Plan are subject to vesting schedules that are dependent on the officer’s length of service.

CHANGE-IN-CONTROL ARRANGEMENTS

Agreements are in place at Alaska Airlines and Horizon Air to provide severance pay to all executive officers and certain other key employees in the event they are terminated within 24 to 36 months after a change in control of the Company. Depending on the employee’s position, the formula provides for payments of up to 24 to 36 months’ salary plus bonus, as well as commensurate service credit under the Salaried Retirement Plan and the Supplementary Plan, as applicable, in keeping with the time elapsed between a takeover and termination. Because of these and other variables to be determined at the time of distribution, the value of this benefit cannot be determined at this time.

Some Company benefit plans provide for accelerated vesting in the case of a change in control. Under the Supplementary Plan applicable to officers elected prior to August 8, 1995, after a change in control, benefits become vested at the rate of 10% per year of a participant’s service as an elected officer. Under the Supplementary Plan applicable to officers elected on or after August 8, 1995, benefits become fully vested upon a change in control. The benefit after a change in control is equal to 10% of final average earnings for each year of service as an elected officer up to and including the fifth year. For officers having five or more years of service as an elected officer, the benefit amount ranges from 50% to 75% of final average earnings, depending on length of service. Under all versions, the benefit remains subject to applicable offsets.

The Supplementary Plan provides that, after a change in control, benefits will not be forfeited if an individual is terminated (other than for dishonesty or criminal acts) or is later employed by a competitor. The value of this provision to the named executives cannot be determined at this time as the amount depends on a number of variables to be determined at the time of any change in control.

Upon a change in control of the Company, outstanding options under the Company’s equity plans become fully exercisable unless the Board of Directors determines otherwise.

[SIDEBAR]
Severance pay will be provided
for officers and key employees under
certain circumstances.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors is responsible for providing independent, objective oversight of the Company’s accounting policies and for overseeing the adequacy of internal controls and the reliability of financial information. The Committee is composed of four directors who are not officers of the Company. Each member of the Audit Committee meets the independence, financial literacy and experience requirements of the New York Stock Exchange.

The Board of Directors has adopted a charter for the Audit Committee. Each year, the Committee reviews its charter to ensure that it reflects the new standards set forth in Securities and Exchange Commission regulations and the New York Stock Exchange listing requirements. A copy of the Audit Committee Charter was provided to stockholders with the 2001 proxy statement.

The Committee held three meetings during 2001. During these meetings, we reviewed and discussed the audited financial statements with management and with Arthur Andersen LLP, the Company’s independent auditors. We believe that management maintains an effective system of internal controls that results in fairly presented financial statements.

The discussions with Arthur Andersen also included the material and judgmental matters required by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

We have received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and have discussed with the auditors their independence.

Based on the review and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Alaska Air Group’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001.

During fiscal year 2001, the Company retained its principal auditor, Arthur Andersen LLP, to provide services in the following categories and amounts:

•	Audit Fees for the Company's Annual Financial
	Statements and Quarterly Reviews	$230,000

•	Audit-Related Fees:	$92,440

•	Financial Information Systems Design and
	Implementation Fees	$0

•	All Other Fees*	$120,920

*	Substantially all of the fees included in “All Other Fees” consists of services traditionally provided by auditors, such as review of tax returns and consultation on tax and accounting matters.

The Audit Committee has considered whether the provision of the non-audit services referenced above is compatible with maintaining the independence of the Company’s independent auditors.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Byron I. Mallott, Chairperson
Mark R. Hamilton, Member
John V. Rindlaub, Member
Richard A. Wien, Member

[SIDEBAR]
Independent auditors
Transactions with management
Compliance with SEC reporting requirements
Stockholder proposals

INDEPENDENT CERTIFIED PUBLIC AUDITORS

     Our Board of Directors has selected Arthur Andersen LLP as the Company’s independent public auditors for the current fiscal year. Representatives of Arthur Andersen LLP are expected to attend the meeting to respond to questions from stockholders and will have the opportunity to make a statement, if they wish to do so. The Board of Directors reserves the right to change the independent auditors of Alaska Air Group, Inc. at any time before or after the Annual Meeting if it determines that to do so would be in the best interests of its stockholders.

TRANSACTIONS WITH MANAGEMENT AND OTHERS

     The Company and its subsidiaries have transactions in the ordinary course of business with other corporations of which the Company’s directors are executive officers. The Company does not consider the amounts involved in such transactions to be material in relation to its business and believes that such amounts are not material in relation to the business of such other corporations or the interests of the directors involved.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and officers to send reports of their ownership of Company common stock to the Securities and Exchange Commission and the New York Stock Exchange. The Company assists its directors and officers by preparing forms for filing. Securities and Exchange Commission regulations also require the Company to identify in this proxy statement any person who failed to file a report on a timely basis. Based on a review of copies of reports furnished to the Company and written representations that no reports were required, the Company believes that everyone subject to Section 16(a) filed the required reports on a timely basis during 2001.

STOCKHOLDER PROPOSALS

The Company’s next annual meeting will be held on May 20, 2003. If you wish to submit a proposal for inclusion in the proxy materials for that meeting, you must send the proposal to the Corporate Secretary at the address below. The proposal must be received at the Company’s executive offices no later than December 16, 2002 to be considered for inclusion. You must have continuously held at least $2,000 in market value or 1% of the Company’s outstanding stock for at least one year by the date of submitting the proposal, and you must continue to own such stock through the date of the meeting.

If you intend to nominate candidates for election as directors or present a proposal at the meeting without including it in the Company’s proxy materials, you must provide notice of such proposal to the Company no later than February 19, 2003. The Company’s bylaws outline procedures for giving the required notice. If you would like a copy of the procedures contained in our bylaws, please contact:

Corporate Secretary
Alaska Air Group, Inc.
P. O. Box 68947
Seattle, WA 98168

[SIDEBAR]
Costs of proxy solicitation
Annual Report on Form 10-K

COSTS OF PROXY SOLICITATION

The Company pays for distributing and soliciting proxies and reimburses brokers, nominees, fiduciaries and other custodians’ reasonable fees and expenses in forwarding proxy materials to stockholders. The Company has engaged Georgeson Shareholder Communications Inc. (“Georgeson”) to assist in the solicitation of proxies for the meeting. The Company will pay Georgeson approximately $5,000 in fees for its services and will reimburse it for reasonable out-of-pocket expenses. Proxies may be solicited by personal interview, mail, telephone or other means. Proxies may also be solicited by directors, officers, employees and other agents of the Company, who will receive no additional compensation therefor except for reimbursement of expenses.

OTHER MATTERS

The Company’s 2001 Annual Report was mailed or delivered electronically to stockholders together with this proxy statement. The Company will furnish without charge a copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2001, including financial statements and schedules to any stockholder who makes written request to:

Finance Department
Alaska Air Group, Inc.
P.O. Box 68947,
Seattle, Washington 98168.

Keith Loveless
General Counsel and
Corporate Secretary

April 15, 2002
Seattle, Washington

APPENDIX A

ALASKA AIR GROUP, INC.
1999 LONG-TERM INCENTIVE EQUITY PLAN
(as amended by the Board of Directors on January 30, 2002)

1. Purpose

     The purpose of the Alaska Air Group, Inc. 1999 Long-Term Incentive Equity Plan (the “Plan”) is to promote the long-term profitability of Alaska Air Group, Inc. (the “Company”) and to enhance value for its stockholders by offering incentives and rewards to key employees and officers of the Company, to retain their services and to encourage them to acquire and maintain stock ownership in the Company.

2. Term

     The Plan shall become effective upon its approval by the Company’s stockholders and shall terminate at the close of business on the fifth anniversary of such approval date unless terminated earlier by the Board (as defined in Section 3). After termination of the Plan, no future awards may be granted, but previously granted awards shall remain outstanding in accordance with their applicable terms and conditions and the terms and conditions of the Plan.

3. Plan Administration

     The Compensation Committee (the “Committee”) of the Board of Directors of the Company (the “Board”) shall be responsible for administering the Plan. The members of the Committee shall be appointed by the Board and shall consist of two or more nonemployee members of the Board who are intended to qualify to administer the Plan as contemplated by (a) Rule 16b-3 under the Securities and Exchange Act of 1934 (the “Exchange Act”) or any successor rules, and (b) Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). The Committee shall have full and exclusive power to interpret the Plan and to adopt such rules, regulations and guidelines for carrying out the Plan as it may deem necessary or proper, all of which power shall be executed in the best interests of the Company and in keeping with the objectives of the Plan. This power includes but is not limited to selecting award recipients, establishing all award terms and conditions and adopting modifications, amendments and procedures, as well as rules and regulations governing awards under the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. In no event, however, shall the Committee have the power to cancel outstanding stock options or stock appreciation rights (“SARs”) for the purpose of replacing or re-granting such options or SARs with a purchase price that is less than the purchase price of the original option or SAR. The interpretation and construction of any provision of the Plan or any option or right granted hereunder and all determinations by the Committee in each case shall be final, binding and conclusive with respect to all interested parties.

4. Eligibility

     Any employee of the Company shall be eligible to receive awards under the Plan. “Employee” shall also include any former employee of the Company eligible to receive an assumed or replacement award as contemplated in Sections 5 and 8, and “Company”

includes any entity that is directly or indirectly controlled by the Company, as determined by the Committee, except that with respect to incentive stock options (“ISOs”) intended to comply with Section 422 of the Code, “Company” includes only any parent or subsidiary of the Company in accordance with Section 422 of the Code.

5. Shares of Common Stock Subject to the Plan

     Subject to the provisions of Section 6 of the Plan, the aggregate number of shares of Common Stock ($1.00 par value) of the Company (“shares”) which may be transferred to participants under the Plan shall be 2,400,000. The aggregate number of shares that may be issued under awards pursuant to Section 8(c) of the Plan shall not exceed 75,000 shares. No more than 75,000 shares may be issued pursuant to Section 8(c) of the Plan as stock awards subject to restrictions based solely on continuous employment of less than three (3) years. The aggregate number of shares that may be covered by awards granted to any single individual under the Plan shall not exceed 600,000 shares for any consecutive three-year period, such limitation to be applied in a manner consistent with the requirements of, and only to the extent required for compliance with, the exclusion from the limitation on deductibility of compensation under Section 162(m) of the Code. The aggregate number of shares that may be represented by ISOs shall not exceed 2,400,000.

     Shares subject to awards under the Plan which expire, terminate or are canceled prior to exercise or, in the case of awards granted under Section 8(c), do not vest shall thereafter be available for the granting of other awards. Shares otherwise issuable pursuant to an award which have been exchanged by a participant as full or partial payment to the Company in connection with any award under the Plan also shall thereafter be available for the granting of other awards. In instances where an SAR or other award is settled in cash, the shares covered by such award shall remain available for the granting of other awards. Likewise, the payment of cash dividends and dividend equivalents paid in cash in conjunction with outstanding awards shall not be counted against the shares available for issuance.

     Any shares issued under the Plan may consist in whole or in part of authorized and unissued shares or of treasury shares, and no fractional shares shall be issued under the Plan. Cash may be paid in lieu of any fractional shares in settlements of awards under the Plan.

6. Adjustments and Reorganizations

     In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation, spin-off, recapitalization or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting shares or share price, the Committee shall make a proportionate adjustment with respect to: (a) the aggregate number of shares that may be issued under the Plan; (b) each outstanding award made under the Plan; and (c) the exercise price per share for any outstanding stock options, SARs or similar awards under the Plan.

7. Fair Market Value

     Fair Market Value for all purposes under the Plan shall mean the closing price of a share of Common Stock as reported daily in The Wall Street Journal or similar readily available public source for the date in question. If no sales of shares were made on such date, the closing price of a share as reported for the preceding day on which a sale of shares occurred shall be used.

8. Awards

     The Committee shall determine the type or types of award(s) to be made to each participant. Awards may be granted singly, in combination or in tandem. Awards also may be made in combination or in tandem with, in replacement of, as alternative to, or as the payment form for grants or rights under any other compensation plan or individual contract or agreement of the Company including those of any acquired entity. The types of awards that may be granted under the Plan are:

          (a) Stock Options — This is a grant of a right to purchase a specified number of shares during a specified period as determined by the Committee. The purchase price per share for each stock option shall be not less than 100% of Fair Market Value on the date of grant (except if a stock option is granted retroactively in tandem with or as a substitution for an SAR, the exercise price may be no lower than the exercise price per share for such tandem or replaced SAR). A stock option may be in the form of an ISO which, in addition to being subject to applicable terms, conditions and limitations established by the Committee, complies with Section 422 of the Code. The exercise price for a stock option shall be paid in full by the optionee at the time of the exercise in cash or such other method permitted by the Committee, including (i) tendering (either actually or by attestation) shares, (ii) authorizing a third party to sell the shares (or a sufficient portion thereof) acquired upon exercise of a stock option and assigning the delivery to the Company of a sufficient amount of the sale proceeds to pay for all the shares acquired through such exercise, or (iii) any combination of the above.

          (b) SARs — This is a right to receive a payment, in cash and/or shares, equal to the excess of the Fair Market Value of a specified number of shares on the date the SAR is exercised over the Fair Market Value on the date the SAR was granted (except that if an SAR is granted retroactively in tandem with or in substitution for a stock option, the designated Fair Market Value shall be no lower than the exercise price per share for such tandem or replaced stock option).

          (c) Stock Awards — This is an award made or denominated in shares or units equivalent in value to shares. All or part of any stock award may be subject to conditions and restrictions established by the Committee which may be based on continuous service with the Company or the achievement of performance goals related to profits, profit growth, profit-related return ratios, cash flow or shareholder returns, where such goals may be stated in absolute terms or relative to comparison companies.

9. Dividends and Dividend Equivalents

     The Committee may provide that any awards under the Plan earn dividends or dividend equivalents. Such dividends or dividend equivalents may be paid currently or may be credited to a participant’s account. Any crediting of dividends or dividend equivalents may be subject to such restrictions and conditions as the Committee may establish, including reinvestment in additional shares or share equivalents.

10. Deferrals and Settlements

     Payment of awards may be in the form of cash, stock, other awards or combinations thereof as the Committee shall determine, and with such restrictions as it may impose. The Committee also may require or permit participants to elect to defer the issuance of shares or the settlement of awards in cash under such rules and procedures as it may establish under the Plan. It also may provide that deferred settlements include the payment or crediting of interest on the deferral amounts, or the payment or crediting of dividend equivalents where the deferral amounts are denominated in shares.

11. Transferability and Exercisability

     Awards granted under the Plan shall not be transferable or assignable other than by will or the laws of descent and distribution, except to the extent permitted by the Committee, in its sole discretion, and, with respect to ISOs, by Section 422 of the Code. However, any award so transferred shall continue to be subject to all the terms and conditions contained in the instrument evidencing such award.

12. Evidence of Awards

     Awards under the Plan shall be evidenced by instruments as approved by the Committee that set forth the terms, conditions and limitations for each award which may include the term of an award (except that in no event shall the term of any ISO exceed a period of ten years from the date of its grant), the provisions applicable in the event the participant’s employment terminates, and the Committee’s authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind any award.

13. Acceleration and Settlement of Awards

     The Committee shall have the discretion, exercisable at any time before a sale, merger, consolidation, reorganization, liquidation or change in control of the Company, as defined by the Committee, to provide for the acceleration of vesting and for settlement, including cash payment, of an award granted under the Plan upon or immediately before such event is effective. However, the granting of awards under the Plan shall in no way affect the right of the Company to adjust, reclassify, reorganize, or otherwise change its capital or business structure, or to merge, consolidate, dissolve, liquidate, sell or transfer all or any portion of its businesses or assets.

14. Plan Amendment

     The Plan may be amended only by the Board as it deems necessary or appropriate to better achieve the purposes of the Plan, except that no such amendment shall be made without the approval of the Company’s stockholders which would increase the number of shares available for issuance in accordance with Sections 5 and 6 of the Plan.

15. Tax Withholding

     The Company shall have the right to deduct from any settlement of an award made under the Plan, including the delivery or vesting of shares, a sufficient amount to cover withholding of any federal, state or local taxes required by law, or to take such other action as may be necessary to satisfy any such withholding obligations. The Committee may, in its discretion and subject to such rules as it may adopt, permit participants to use shares to satisfy required tax withholding, and such shares shall be valued at the Fair Market Value as of the settlement date of the applicable award.

16. Other Benefit and Compensation Programs

     Unless otherwise specifically determined by the Committee and not inconsistent with the terms of any benefit plan, severance program or severance pay law, settlements of awards received by participants under the Plan shall not be deemed a part of a participant’s regular, recurring compensation for purposes of calculating payments or benefits from any Company benefit plan, severance program or severance pay law. Further, the Company may adopt other compensation programs, plans or arrangements as it deems appropriate or necessary.

17. Unfunded Plan

     Unless otherwise determined by the Board, the Plan shall be unfunded and shall not create (or be construed to create) a trust or a separate fund or funds. The Plan shall not establish any fiduciary relationship between the Company and any participant or other person. To the extent any person holds any rights by virtue of an award granted under the Plan, such rights (unless otherwise determined by the Committee) shall be no greater than the rights of an unsecured general creditor of the Company.

18. Use of Proceeds

     The cash proceeds received by the Company from the issuance of shares pursuant to awards under the Plan shall constitute general funds of the Company.

19. Regulatory Approvals

     The implementation of the Plan, the granting of any award under the Plan, and the issuance of shares upon the exercise or settlement of any award shall be subject to the Company’s procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the awards granted under it or the shares issued pursuant to it.

20. Future Rights

     No person shall have any claim or rights to be granted an award under the Plan, and no participant shall have any rights under the Plan to be retained in the employ of the Company.

21. Successors and Assigns

     The Plan shall be binding on all successors and assigns of a participant including, without limitation, the estate of such participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the participant’s creditors.

APPENDIX B

ALASKA AIR GROUP, INC.

2002 EMPLOYEE STOCK PURCHASE PLAN

SECTION 1. PURPOSE

     The purposes of the Alaska Air Group, Inc. 2002 Employee Stock Purchase Plan (the “Plan”) are: (a) to assist employees of Alaska Air Group, Inc., a Delaware corporation (the “Company”), and its designated subsidiaries in acquiring a stock ownership interest in the Company pursuant to a plan that is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended; (b) to encourage employees to work in the best interests of Company stockholders; (c) to support recruitment and retention of qualified employees; and (d) to provide employees an advantageous means of accumulating long-term investments.

SECTION 2. DEFINITIONS

For purposes of the Plan, the following terms shall be defined as set forth below:

“Additional Shares” has the meaning set forth in Section 6.

“Alaska” means Alaska Airlines, Inc., an Alaska corporation and wholly owned subsidiary of Air Group.

“Board” means the Board of Directors of the Company.

“Change of Control” means:

(a)	the Company’s stockholders shall approve and there shall occur:

(i)	any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of Common Stock would be converted into cash, securities or other property, other than a merger of the Company in which the holders of the Company’s Common Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger;

(ii)	any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, the assets of the Company or Alaska; or

(iii)	the adoption of any plan or proposal for the liquidation or dissolution of the Company or Alaska;

(b)	at any time during a period of two consecutive years, individuals who at the beginning of such period constituted the Board (“Incumbent Directors”) shall cease for any reason to constitute at least a majority thereof, unless each new director during such two-year period was nominated or elected by the Incumbent Directors, or a committee of the Incumbent Directors (new directors nominated or elected by the Incumbent Directors or by a committee of the Incumbent Directors shall also be deemed to be Incumbent Directors); or

(c)	any “Person” (as such term is used in Section 13(d) of the Exchange Act) shall, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, have become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, of then-outstanding securities of the Company ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of directors (“Voting Securities,” to be calculated as provided in paragraph (d) of such Rule 13d-3 in the case of rights to acquire Common Stock) representing 20% or more of the combined voting power of the then-outstanding Voting Securities.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Committee” means the Company’s Compensation Committee or any other Board committee appointed by the Board to administer the Plan.

“Common Stock” means the common stock, par value $1.00 per share, of the Company.

“Company” means Alaska Air Group, Inc., a Delaware corporation.

“Corporate Affairs Department” means the corporate affairs department or such other department or individual authorized by the Plan Administrator to perform certain ministerial duties under the Plan.

“Designated Subsidiary” means any domestic Subsidiary Corporation or any other Subsidiary Corporation designated as eligible to participate in the Plan by the Board or the Committee.

“Eligible Compensation” means, unless the Plan Administrator establishes otherwise for a future Offering, all base pay, inclusive of any employer-paid leave, and does not include overtime, cash bonuses, severance pay, hiring and relocation bonuses, gain from stock option exercises or any other special payments.

“Eligible Employee” means any employee of the Company or a Designated Subsidiary who is in the employ of the Company or any Designated Subsidiary on one or more Offering Dates and who meets the following criteria:

(a)	the employee does not, immediately after the Option is granted, own stock (as defined by the Code) possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of a Parent Corporation or Subsidiary Corporation;

(b)	the employee has been employed for a minimum of one year as of an Offering Date or any lesser or greater minimum employment period not to exceed two years that is established by the Plan Administrator for a future Offering;

(c)	if specified by the Plan Administrator for a future Offering, the employee customarily works a minimum of five months per year or any lesser number of months established by the Plan Administrator; and

(d)	if specified by the Plan Administrator for a future Offering, the employee has been employed for a certain minimum period of time as of an Offering Date; provided, however, that any such minimum employment period may not exceed two years.

If the Company permits any employee of a Designated Subsidiary to participate in the Plan, then all employees of that Designated Subsidiary who meet the requirements of this paragraph shall also be considered Eligible Employees.

“Employee Services Department” means the employee services department or such other department or individual authorized by the Plan Administrator to perform certain ministerial duties under the ESPP.

“Enrollment Period” has the meaning set forth in Section 7.1.

“ESPP Broker” has the meaning set forth in Section 10.2.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

“Fair Market Value” shall be as established in good faith by the Plan Administrator or if the Common Stock is publicly traded, the closing price of a share of the Common Stock on the Offering Date or the Purchase Date, as applicable, as reported in The Wall Street Journal or similar readily available public source, unless the Plan Administrator determines otherwise for a future Offering. If there is no such reported price for the Common Stock for the date in question, then such price on the last preceding date for which such price exists shall be determinative of Fair Market Value.

“Offering” has the meaning set forth in Section 5.1.

“Offering Date” means the first day of an Offering.

“Option” means an option granted under the Plan to an Eligible Employee to purchase shares of Common Stock.

“Parent Corporation” means any corporation, other than the Company, in an unbroken chain of corporations ending with the Company, if, at the time of the granting of the Option, each of the corporations, other than the Company, owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

“Participant” means any Eligible Employee who has elected to participate in an Offering in accordance with the procedures set forth in Section 7 and who has not withdrawn from the Plan or whose participation in the Plan is not otherwise terminated.

“Payroll Department” means the Company’s payroll department or such other department performing similar functions.

“Plan” means the Alaska Air Group, Inc. 2002 Employee Stock Purchase Plan.

“Plan Administrator” has the meaning set forth in Section 3.1.

“Purchase Date” means the last day of each Offering or Purchase Period.

“Purchase Period” has the meaning set forth in Section 5.2.

“Purchase Price” has the meaning set forth in Section 6.

“Securities Act” means the Securities Act of 1933, as amended.

“Subscription” has the meaning set forth in Section 7.1.

“Subsidiary Corporation” means any corporation, other than the Company, in an unbroken chain of corporations beginning with the Company, if, at the time of the granting of the Option, each of the corporations, other than the last corporation in the unbroken chain, owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

SECTION 3. ADMINISTRATION

3.1 Plan Administrator

The Plan shall be administered by the Board and/or the Committee or, if and to the extent the Board or the Committee designates one or more executive officers of the Company to administer the Plan, by such executive officer(s) (each, the “Plan Administrator”). Any decisions made by the Plan Administrator shall be applicable equally to all Eligible Employees.

3.2 Administration and Interpretation by the Plan Administrator

Subject to the provisions of the Plan, the Plan Administrator shall have the authority, in its sole discretion, to determine all matters relating to Options granted under the Plan, including all terms, conditions, restrictions and limitations of Options; provided, however, that all Participants granted Options pursuant to the Plan shall have the same rights and privileges within the meaning of Code Section 423. The Plan Administrator shall also have exclusive authority to interpret the Plan and may from time to time adopt, and change, rules and regulations of general application for the Plan’s administration. The Plan Administrator’s interpretation of the Plan and its rules and regulations, and all actions taken and determinations made by the Plan Administrator pursuant to the Plan, unless reserved to the Board or the Committee, shall be conclusive and binding on all parties involved or affected. The Plan Administrator may delegate ministerial duties to such of the Company’s other officers or employees as the Plan Administrator so determines.

SECTION 4. STOCK SUBJECT TO PLAN

Subject to adjustment from time to time as provided in Section 20.1, the maximum number of shares of Common Stock that shall be available for issuance under the Plan shall be 1,000,000 shares. Shares issued under the Plan shall be drawn from authorized and unissued shares or from shares subsequently acquired by the Company as treasury shares.

SECTION 5. OFFERING DATES

5.1 Offerings

(a)	Except as otherwise set forth below, the Plan shall be implemented by a series of Offerings that each last one year (each, an “Offering”), such Offerings to commence on September 1 and March 1 of each year and to end on the next August 31 and February 28 (or 29 in a leap year), respectively. The first Offering shall begin on September 1, 2002 and shall end on August 31, 2003.

(b)	Notwithstanding the foregoing, the Plan Administrator may establish (i) a different term for the initial Offering or for one or more future Offerings and (ii) different commencing and ending dates for such Offerings; provided, however, that if the Purchase Price may be less than 85% of the Fair Market Value of the Common Stock on the Purchase Date, the Offering may not exceed 27 months.

(c)	In the event the first or the last day of an Offering is not a regular business day, then the first day of the Offering shall be deemed to be the next regular business day and the last day of the Offering shall be deemed to be the last preceding regular business day.

5.2 Purchase Periods

(a)	Each Offering shall consist of four consecutive purchase periods of three months duration (each, a “Purchase Period”). The last day of each Purchase Period shall be the Purchase Date for such Purchase Period. Except as otherwise set forth below, a Purchase Period shall commence on September 1, December 1, March 1 and June 1 of each year and shall end on the next November 30, February 28 (or 29 in a leap year), May 31 and August 31, respectively, occurring thereafter. The first Purchase Period shall begin on September 1, 2002 and shall end on November 30, 2002.

(b)	Notwithstanding the foregoing, the Plan Administrator may establish for a future Offering (i) a different term for the initial Purchase Period or for one or more future Purchase Periods and (ii) different commencing and ending dates for any such Purchase Period.

(c)	In the event the first or last day of a Purchase Period is not a regular business day, then the first day of the Purchase Period shall be deemed to be the next regular business day and the last day of the Purchase Period shall be deemed to be the last preceding regular business day.

5.3 Governmental Approval; Stockholder Approval

     Notwithstanding any other provision of the Plan to the contrary, an Option granted pursuant to the Plan shall be subject to (a) obtaining all necessary governmental approvals and qualifications for the Plan and (b) obtaining stockholder approval of the Plan.

SECTION 6. PURCHASE PRICE

(a)	The purchase price (the “Purchase Price”) at which Common Stock may be acquired in an Offering pursuant to the exercise of all or any portion of an Option shall be 85% of the lesser of (i) the Fair Market Value of the Common Stock on the Offering Date of such Offering and (ii) the Fair Market Value of the Common Stock on a Purchase Date during the Offering.

(b)	Notwithstanding the foregoing, if an increase in the number of shares authorized for issuance under the Plan is approved and all or a portion of such additional shares are to be issued during one or more Offerings that are underway at the time of stockholder approval of such increase (the “Additional Shares”), then, if as of the date of such stockholder approval, the Fair Market Value of a share of Common Stock is higher than the Fair Market Value on the Offering Date for any such Offering, the Purchase Price for the Additional Shares shall be 85% of the lesser of (i) the Common Stock’s Fair Market Value on the date of such stockholder approval and (ii) the Fair Market Value of the Common Stock on the Purchase Date.

SECTION 7. PARTICIPATION IN THE PLAN

7.1 Initial Participation

An Eligible Employee shall become a Participant on the first Offering Date after satisfying the eligibility requirements and providing to the Corporate Affairs Department or such other authorized office or entity during the enrollment period established by the Plan Administrator (the “Enrollment Period”) a subscription (the “Subscription”):

(a)	indicating the Eligible Employee’s election to participate in the Plan;

(b)	authorizing payroll deductions and stating the amount to be deducted regularly from the Participant’s Eligible Compensation; and

(c)	authorizing the purchase of Common Stock for the Participant in each Purchase Period.

An Eligible Employee who does not deliver a Subscription as provided above during the Enrollment Period shall not participate in the Plan for that Offering or for any subsequent Offering unless such Eligible Employee subsequently enrolls in the Plan by filing a Subscription with the Company during the Enrollment Period for such subsequent Offering. The Company may, from time to time, change the Enrollment Period for a future Offering as deemed advisable by the Plan Administrator, in its sole discretion, for the proper administration of the Plan.

An employee who becomes eligible to participate in the Plan after an Offering has commenced shall not be eligible to participate in such Offering but may participate in any subsequent Offering, provided that such employee is still an Eligible Employee as of the commencement of any such subsequent Offering. Eligible Employees may not participate in more than one Offering at a time.

7.2 Continued Participation

A Participant who has elected to participate in an Offering shall automatically participate in the next Offering until such time as such Participant withdraws from the Plan pursuant to Section 11.3 or terminates employment as provided in Section 13.

SECTION 8. LIMITATIONS ON RIGHT TO PURCHASE SHARES

8.1 Number of Shares Purchased

(a)	No Participant shall be entitled to purchase Common Stock under the Plan (or any other employee stock purchase plan that is intended to meet the requirements of Code Section 423 sponsored by the Company, a Parent Corporation or a Subsidiary Corporation) with a Fair Market Value exceeding $25,000 (such value determined as of the Offering Date for each Offering or such other limit as may be imposed by the Code) in any calendar year in which a Participant participates in the Plan (or any other employee stock purchase plan described in this Section 8.1).

(b)	No Participant shall be entitled to purchase more than 2,000 shares of Common Stock (or such other number of shares as the Board or the Committee shall specify for a future Offering) under the Plan in any Offering.

8.2 Pro Rata Allocation

In the event the number of shares of Common Stock that might be purchased by all Participants exceeds the number of shares of Common Stock available in the Plan, the Plan Administrator shall make a pro rata allocation of the remaining shares of Common Stock in as uniform a manner as shall be practicable and as the Plan Administrator shall determine to be equitable.

SECTION 9. PAYMENT OF PURCHASE PRICE

9.1 General Rules

Subject to Section 9.11, Common Stock that is acquired pursuant to the exercise of all or any portion of an Option may be paid for only by means of payroll deductions from the Participant’s Eligible Compensation. Except as set forth in this Section 9, the amount of compensation to be withheld from a Participant’s Eligible Compensation during each pay period shall be determined by the Participant’s Subscription.

9.2 Percent Withheld

The amount of payroll withholding for each Participant for purchases pursuant to the Plan during any pay period shall be at least 1% but shall not exceed 10% of the Participant’s Eligible Compensation for such pay period (or such other percentage as the Plan Administrator may establish from time to time for a future Offering). Amounts shall be withheld in whole percentages only.

9.3 Payroll Deductions

Payroll deductions shall commence on the first day of the payroll period following the Offering Date and shall continue through the last day of the payroll period within the Offering unless sooner altered or terminated as provided in the Plan.

9.4 Memorandum Accounts

Individual accounts shall be maintained for each Participant for memorandum purposes only. All payroll deductions from a Participant’s compensation shall be credited to such account but shall be deposited with the general funds of the Company. All payroll deductions received or held by the Company may be used by the Company for any corporate purpose.

9.5 No Interest

No interest shall be paid on payroll deductions received or held by the Company.

9.6 Acquisition of Common Stock

On each Purchase Date of an Offering, each Participant shall automatically acquire, pursuant to the exercise of the Participant’s Option, the number of shares of Common Stock, including fractional shares, arrived at by dividing the total amount of the Participant’s accumulated payroll deductions for the Purchase Period by the Purchase Price; provided, however, that the Plan Administrator may determine for one or more future Offerings that fractional shares may not be issued; and provided, further, that the number of shares of Common Stock purchased by the Participant shall not exceed the number of shares for which Options have been granted to the Participant pursuant to Section 8.1.

9.7 Refund of Excess Amounts

In the event that the Plan Administrator determines for a future Offering that fractional shares may not be issued, any cash balance remaining in the Participant’s account at the termination of a Purchase Period that is not sufficient to purchase a whole share of Common Stock shall be applied to the purchase of Common Stock in the next Purchase Period, provided the Participant participates in the next Purchase Period and the purchase complies with Section 8.1. If the Participant does not participate in the next Purchase Period, such remaining cash balance shall be refunded to the Participant as soon as practical after the Purchase Date without the payment of any interest.

9.8 Withholding Obligations

At the time the Option is exercised, in whole or in part, or at the time some or all the Common Stock is disposed of, a Participant shall make adequate provision for local, state, federal and foreign withholding obligations of the Company, if any, that arise upon exercise of the Option or upon disposition of the Common Stock. The Company may withhold from the Participant’s compensation the amount necessary to meet such withholding obligations.

9.9 Termination of Participation

No Common Stock shall be purchased on behalf of a Participant on a Purchase Date if his or her participation in a current Offering or the Plan has terminated on or before such Purchase Date or if the Participant has otherwise terminated employment prior to a Purchase Date.

9.10 Procedural Matters

The Company may, from time to time, establish (a) limitations on the frequency and/or number of any permitted changes in the amount withheld during an Offering, as set forth in Section 11.1, (b) an exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, (c) payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, and (d) such other limitations or procedures as deemed advisable by the Company in the Company’s sole discretion that are consistent with the Plan and in accordance with the requirements of Code Section 423.

9.11 Leaves of Absence

During leaves of absence approved by the Employee Services Department or the Plan Administrator and meeting the requirements of the applicable treasury regulations promulgated under the Code, a Participant may elect to continue participation in the Plan for a maximum of 90 calendar days by continuing to accrue payroll deductions, or, if the leave is unpaid, by delivering cash payments to the Company on the Participant’s normal paydays equal to the amount of his or her payroll deductions under the Plan had the Participant not taken a leave of absence.

SECTION 10. STOCK PURCHASED UNDER THE PLAN

10.1 Restrictions on Transfer of Stock

(a)	Shares of Common Stock purchased under the Plan may be registered in the name of a nominee or held in such other manner as the Plan Administrator determines to be appropriate. Each Participant will be the beneficial owner of the Common Stock purchased under the Plan and will have all rights of beneficial ownership in such Common Stock, except that the Participant may not transfer or otherwise dispose of such Common Stock for a period of one year (the “Restriction Period”) following the Purchase Date for such Common Stock, or such other period as the Board may from time to time deem appropriate for a future Offering.

(b)	Except as otherwise provided in this Section 10.1, the Company or the nominee will retain custody of the Common Stock purchased under the Plan for a period of time ending no earlier than the expiration of the Restriction Period. A book entry stock account will be established in each Participant’s name (a “Stock Account”).

(c)	Cash dividends paid on Common Stock in a Participant’s Stock Account due to the Restriction Period or because the Participant has not made a request for delivery shall be used by the custodian of such Common Stock to purchase additional shares of Common Stock, which shall be credited to the Participant’s Stock Account. Dividends paid in the form of shares of Common Stock with respect to Stock in a Participant’s Stock Account shall be credited to such Stock Account. Common Stock credited to a Participant’s Stock Account due to cash or stock dividends with respect to Common Stock that is subject to the Restriction Period shall be restricted for the same period as the Common Stock with respect to which the dividend was paid.

(d)	Upon termination of the Participant’s employment because of retirement, disability or death, the Restriction Period will be deemed to be satisfied as of the date of such termination. The Restriction Period will also be deemed to be satisfied as of the date of death following such termination of employment.

10.2 ESPP Broker

     If the Plan Administrator designates or approves a stock brokerage or other financial services firm (the “ESPP Broker”) to hold shares purchased under the Plan for the accounts of Participants, and subject to Section 10.1, the following procedures shall apply. Promptly following each Purchase Date, the number of shares of Common Stock purchased by each Participant shall be deposited into an account established in the Participant’s name with the ESPP Broker. A Participant shall be free to undertake a disposition of the shares of Common Stock in his or her account at any time after expiration of the Restriction Period but, in the absence of such a disposition, the shares of Common Stock must remain in the Participant’s account at the ESPP Broker until the holding period set forth in Code Section 423 has been satisfied. With respect to shares of Common Stock for which the Code Section 423 holding period has been satisfied, the Participant may move those shares of Common Stock to another brokerage account of the Participant’s choosing or request that a stock certificate be issued and delivered to him or her. Dividends paid in the form of shares of Common Stock with respect to Common Stock in a Participant’s account shall be credited to such account. A Participant who is not subject to payment of U.S. income taxes may move his or her shares of Common Stock to another brokerage account of his or her choosing or request that a stock certificate be delivered to him or her at any time, subject to the requirements of any Restriction Period, without regard to the Code Section 423 holding period.

10.3 Notice of Disposition

     By entering the Plan, each Participant agrees to promptly give the Company notice of any Common Stock disposed of within the later of one year from the Purchase Date and two years from the Offering Date for such Common Stock, showing the number of such shares disposed of and the Purchase Date and Offering Date for such Common Stock. This notice shall not be required if and so long as the Company has a designated ESPP Broker.

SECTION 11. CHANGES IN WITHHOLDING AMOUNTS AND
VOLUNTARY WITHDRAWAL

11.1 Changes in Withholding Amounts

(a)	Unless the Plan Administrator establishes otherwise for a future Offering, during a Purchase Period, a Participant may elect to reduce payroll contributions to 0% by completing and filing with the Corporate Affairs Department, the Payroll Department or such other authorized office or entity an amended Subscription authorizing cessation of payroll deductions. The change in rate shall be effective as of the beginning of the next payroll period following the date of filing the amended Subscription if the amended Subscription is filed at least ten days prior to such date (the “Change Notice Date”) and, if not, as of the beginning of the next succeeding payroll period. All payroll deductions accrued by a Participant as of a Change Notice Date shall continue to be applied toward the purchase of Common Stock on the Purchase Date, unless a Participant withdraws from an Offering or the Plan, pursuant to Section 11.2 or Section 11.3 below. An amended Subscription shall remain in effect until the Participant changes such Subscription in accordance with the terms of the Plan.

(b)	Except as provided in Section 11.1(a), unless the Plan Administrator determines otherwise for a future Offering, a Participant may not elect to increase or decrease the amount to be withheld from his or her Eligible Compensation during an Offering. In the event such change is permitted, notice of such election must be delivered to the Corporate Affairs Department or such other authorized office or entity in such form and in accordance with such terms as the Plan Administrator may establish for an Offering. An amended Subscription shall remain in effect until the Participant changes such Subscription in accordance with the terms of the Plan.

(c)	Notwithstanding the foregoing, to the extent necessary to comply with Code Section 423 and Section 8.1, a Participant’s payroll deductions shall be decreased to 0% during any Purchase Period if the aggregate of all payroll deductions accumulated with respect to one or more Purchase Periods ending within the same calendar year exceeds $25,000 of Fair Market Value of the Common Stock determined as of the first day of an Offering ($21,250 to the extent the Purchase Price may be 85% of the Fair Market Value of the Common Stock on the Offering Date of the Offering). Payroll deductions shall re-commence at the rate provided in such Participant’s Subscription at the beginning of the first Purchase Period that is scheduled to end in the following calendar year, unless the Participant terminates participation in an Offering or the Plan as provided in Section 11.2 or Section 11.3 or indicates otherwise in an amended Subscription. Also notwithstanding the foregoing, a Participant’s payroll deductions shall be decreased to 0% at such time that the aggregate of all payroll deductions accumulated with respect to an Offering exceeds the amount necessary to purchase 2,000 shares of Common Stock in such Offering (or such other number as the Board or Committee shall specify for a future Offering). Payroll deductions shall re-commence at the rate provided in such Participant’s Subscription at the beginning of the next Purchase Period, provided the Participant continues to participate in the Plan and such participation complies with Section 8.1.

11.2 Withdrawal From an Offering

A Participant may withdraw from an Offering by completing and delivering to the Corporate Affairs Department or such other authorized office or entity a written notice of withdrawal on a form provided by the Company for such purpose. Such notice must be delivered prior to the end of the Purchase Period for which such withdrawal is to be effective. Unless otherwise indicated by a Participant, withdrawal from an Offering shall not result in a withdrawal from the Plan or any succeeding Offering therein, provided that such Participant is still an Eligible Employee upon commencement of such succeeding Offering. A Participant may not resume participation in the same Offering at any time following withdrawal from such Offering.

11.3 Withdrawal From the Plan

A Participant may withdraw from the Plan by completing and delivering to the Corporate Affairs Department or such other authorized office or entity a written notice of withdrawal on a form provided for such purpose. Such notice must be delivered prior to the end of the Purchase Period for which such withdrawal is to be effective, or by any other date specified by the Plan Administrator for a future Offering.

11.4 Notice of Withdrawal; Effect of Withdrawal on Prior Purchase Periods; Re-enrollment in the Plan

(a)	The Company may, from time to time, impose a requirement that any notice of withdrawal be on file for a reasonable period prior to the effectiveness of the Participant’s withdrawal.

(b)	If a Participant withdraws from an Offering or the Plan after the Purchase Date for a Purchase Period, the withdrawal shall not affect Common Stock acquired by the Participant in any earlier Purchase Periods.

(c)	In the event a Participant voluntarily elects to withdraw from the Plan, the Participant may participate in any subsequent Offering under the Plan by again satisfying the definition of Eligible Employee and re-enrolling in the Plan in accordance with Section 7.

11.5 Return of Payroll Deductions

Upon withdrawal from an Offering pursuant to Section 11.2 or from the Plan pursuant to Section 11.3, the withdrawing Participant’s accumulated payroll deductions that have not been applied to the purchase of Common Stock shall be returned as soon as practical after the withdrawal, without the payment of any interest, to the Participant and the Participant’s interest in the Offering shall terminate. Such accumulated payroll deductions may not be applied to any other Offering under the Plan.

SECTION 12. AUTOMATIC WITHDRAWAL

If the Fair Market Value of the Common Stock on any Purchase Date immediately preceding a new 12-month Offering is less than the Fair Market Value of the Common Stock on the Offering Date for the Offering in which the Participant is currently enrolled, then every Participant in such Offering shall automatically (a) be withdrawn from such Offering at the close of such Purchase Date and after the acquisition of the shares of Common Stock for such Purchase Period and (b) be enrolled in the Offering commencing on the first business date subsequent to such Purchase Period, provided the Participant is eligible to participate in the Plan and has not elected to terminate participation in the Plan.

SECTION 13. TERMINATION OF EMPLOYMENT

Termination of a Participant’s employment with the Company or a Designated Subsidiary for any reason, including retirement, death or the failure of a Participant to remain an Eligible Employee, shall immediately terminate the Participant’s participation in the Plan. The payroll deductions credited to the Participant’s account since the last Purchase Date shall, as soon as practical, be returned to the Participant or, in the case of a Participant’s death, to the Participant’s legal representative or designated beneficiary as provided in Section 14.2, and all the Participant’s rights under the Plan shall terminate. Interest shall not be paid on sums returned to a Participant pursuant to this Section 13.

SECTION 14. RESTRICTIONS ON ASSIGNMENT

14.1 Transferability

An Option granted under the Plan shall not be transferable and such Option shall be exercisable during the Participant’s lifetime only by the Participant. The Company will not recognize, and shall be under no duty to recognize, any assignment or purported assignment by a Participant of the Participant’s interest in the Plan, of his or her Option or of any rights under his or her Option.

14.2 Beneficiary Designation

A Participant may designate on a Company-approved form a beneficiary who is to receive any shares and cash, if any, from the Participant’s account under the Plan in the event the Participant dies after the Purchase Date for an Offering but prior to delivery to such Participant of such shares and cash. In addition, a Participant may designate on a Company-approved form a beneficiary who is to receive any cash from the Participant’s account under the Plan in the event that the Participant dies before the Purchase Date for an Offering. Such designation may be changed by the Participant at any time by written notice to the Corporate Affairs Department.

SECTION 15. NO RIGHTS AS STOCKHOLDER UNTIL SHARES ISSUED

With respect to shares of Common Stock subject to an Option, a Participant shall not be deemed to be a stockholder of the Company, and he or she shall not have any of the rights or privileges of a stockholder. A Participant shall have the rights and privileges of a stockholder of the Company when, but not until, a certificate or its equivalent has been issued to the Participant for the shares following exercise of the Participant’s Option.

SECTION 16. LIMITATIONS ON SALE OF COMMON STOCK PURCHASED UNDER THE PLAN

The Plan is intended to provide Common Stock for investment and not for resale. The Company does not, however, intend to restrict or influence any Participant in the conduct of his or her own affairs. A Participant, therefore, may sell Common Stock purchased under the Plan at any time he or she chooses following fulfillment of the Restriction Period, subject to compliance with Company policies and any applicable federal and state securities laws. A Participant assumes the risk of any market fluctuations in the price of the Common Stock.

SECTION 17. AMENDMENT, SUSPENSION OR TERMINATION OF THE PLAN

(a)	The Board may amend the Plan in such respects as it shall deem advisable; provided, however, that, to the extent required for compliance with Code Section 423 or any applicable law or regulation, stockholder approval will be required for any amendment that will (i) increase the total number of shares as to which Options may be granted under the Plan, (ii) modify the class of employees eligible to receive Options, or (iii) otherwise require stockholder approval under any applicable law or regulation; and provided further, that except as provided in this Section 17, no amendment to the Plan shall make any change in any Option previously granted which adversely affects the rights of any Participant.

(b)	The Plan shall continue in effect for ten years after the date of its adoption by the Board. Notwithstanding the foregoing, the Board may at any time and for any reason suspend or terminate the Plan. During any period of suspension or upon termination of the Plan, no Options shall be granted.

(c)	Except as provided in Section 20, no such termination of the Plan may affect Options previously granted, provided that the Plan or an Offering may be terminated by the Board on a Purchase Date or by the Board’s setting a new Purchase Date with respect to an Offering and a Purchase Period then in progress if the Board determines that termination of the Plan and/or the Offering is in the best interests of the Company and the stockholders or if continuation of the Plan and/or the Offering would cause the Company to incur adverse accounting charges as a result of a change after the effective date of the Plan in the generally accepted accounting rules applicable to the Plan.

SECTION 18. NO RIGHTS AS AN EMPLOYEE

Nothing in the Plan shall be construed to give any person (including any Eligible Employee or Participant) the right to remain in the employ of the Company or a Parent Corporation or Subsidiary Corporation or to affect the right of the Company or a Parent Corporation or Subsidiary Corporation to terminate the employment of any person (including any Eligible Employee or Participant) at any time with or without cause.

SECTION 19. EFFECT UPON OTHER PLANS

The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company or any Parent Corporation or Subsidiary Corporation. Nothing in the Plan shall be construed to limit the right of the Company, any Parent Corporation or Subsidiary Corporation to (a) establish any other forms of incentives or compensation for employees of the Company, a Parent Corporation or Subsidiary Corporation or (b) grant or assume options otherwise than under the Plan in connection with any proper corporate purpose, including, but not by way of limitation, the grant or assumption of options in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, firm or association.

SECTION 20. ADJUSTMENTS

20.1 Adjustment of Shares

In the event that, at any time or from time to time, a stock dividend, stock split, spin-off, split-off, combination or exchange of shares, recapitalization, consolidation, merger, distribution to stockholders other than a normal cash dividend, or other change in the Company’s corporate or capital structure results in (a) the outstanding shares, or any securities exchanged therefore or received in their place, being exchanged for a different number or kind of securities of the Company or of any other corporation or (b) new, different or additional securities of the Company or of any other corporation being received by the holders of shares of Common Stock, then (subject to any required action by the Company’s stockholders), the Board, in its sole discretion, shall make such equitable adjustments as it shall deem appropriate in the circumstances in (i) the maximum number and kind of shares of Common Stock subject to the Plan as set forth in Section 4, (ii) the number and kind of securities that are subject to any outstanding Option and the per share price of such securities and (iii) the maximum number of shares of Common Stock that may be purchased by a Participant in a Purchase Period. The determination by the Board or the Committee as to the terms of any of the foregoing adjustments shall be conclusive and binding. Notwithstanding the foregoing, a merger, asset sale, dissolution or liquidation of the Company shall not be governed by this Section 20.1 but shall be governed by Sections 20.2 and 20.3, respectively.

20.2 Dissolution or Liquidation of the Company

In the event of the proposed dissolution or liquidation of the Company, the Offering then in progress shall be shortened by setting a new Purchase Date and shall terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Board. The new Purchase Date shall be a specified date before the date of the Company’s proposed dissolution or liquidation. The Plan Administrator shall notify each Participant in writing, prior to the new Purchase Date, that the Purchase Date for the Participant’s Option has been changed to the new Purchase Date and that the Participant’s Option shall be exercised automatically on the new Purchase Date, unless prior to such date the Participant has withdrawn from an Offering then in progress or the Plan as provided in Section 11.

20.3 Change of Control

In the event of a Change of Control, each outstanding Option shall be assumed or an equivalent option substituted by the successor company or parent thereof (the “Successor Company”). In the event that the Successor Company refuses to assume or substitute for the Option, any Offering then in progress shall be shortened by setting a new Purchase Date. The new Purchase Date shall be a specified date before the date of the Change of Control. The Plan Administrator shall notify each Participant in writing, prior to the new Purchase Date, that the Purchase Date for the Participant’s Option has been changed to the new Purchase Date and that the Participant’s Option shall be exercised automatically on the new Purchase Date, unless prior to such date the Participant has withdrawn from an Offering then in progress or the Plan as provided in Section 11.

20.4 Limitations

The grant of Options shall in no way affect the Company’s right to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

SECTION 21. REGISTRATION; CERTIFICATES FOR SHARES

Notwithstanding any other provision of the Plan, the Company shall have no obligation to issue or deliver any shares of Common Stock under the Plan or make any other distribution of benefits under the Plan unless such issuance, delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act), and the applicable requirements of any securities exchange or similar entity.

The Company shall be under no obligation to any Participant to register for offering or resale or to qualify for exemption under the Securities Act, or to register or qualify under state securities laws, any shares of Common Stock, security or interest in a security paid or issued under, or created by, the Plan, or to continue in effect any such registrations or qualifications if made. The Company may issue certificates for shares with such legends and subject to such restrictions on transfer and stop-transfer instructions as counsel for the Company deems necessary or desirable for compliance by the Company with federal and state securities laws.

To the extent that the Plan or any instrument evidencing shares of Common Stock provides for issuance of stock certificates to reflect the issuance of such shares, the issuance may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

SECTION 22. EFFECTIVE DATE

The Plan shall become effective on the date it is approved by the Company’s stockholders, so long as such approval is obtained within 12 months of the date on which the Plan was adopted by the Board.

Adopted by the Board on January 30, 2002 and approved by the stockholders on May 30, 2002.

(lower right of back cover) 0491-PS-02

ALASKA AIR GROUP, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
ANNUAL STOCKHOLDERS MEETING, MAY 30, 2002

I hereby appoint John F. Kelly and Keith Loveless as my proxies (with full power of substitution) and authorize them to represent and to vote at the above Annual Meeting all the shares of common stock of Alaska Air Group, Inc. that I would be entitled to vote if personally present. I also hereby direct the trustee of the Company employee 401(k) plan(s) to vote the shares of stock of Alaska Air Group, Inc. allocated to my account that I am entitled to vote pursuant to the plan(s).

The Board of Directors recommends a vote FOR ALL NOMINEES in Proposal 1, FOR Proposal 2, FOR Proposal 3 and AGAINST Proposal 4.

THE PROXIES ARE AUTHORIZED TO VOTE AT THEIR DISCRETION UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

(PLEASE READ AND SIGN THE REVERSE SIDE.)

Vote by Telephone
It’s fast, convenient, and immediate!

Call Toll-Free on a Touch-Tone Phone
1-877-PRX-VOTE (1-877-779-8683).

Follow these four easy steps:

1.	Read the accompanying Proxy Statement/Prospectus and Proxy Card.

2.	Call the toll-free number 1-877-PRX-VOTE (1-877-779-8683).

3.	Enter your 14-digit Voter Control Number located on your Proxy Card above your name.

4.	Follow the recorded instructions.

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Call 1-877-PRX-VOTE anytime!

Vote by Internet

It’s fast, convenient, and your vote is immediately confirmed and posted.

Follow these four easy steps:

1.	Read the accompanying Proxy Statement/Prospectus and Proxy Card.

2.	Go to the Website http://www.eproxyvote.com/alk.

3.	Enter your 14-digit Voter Control Number located on your Proxy Card above your name.

4.	Follow the instructions provided.

Your vote is important!
Go to http://www.eproxyvote.com/alk anytime!

Do not return your Proxy Card if you are voting by Telephone or Internet

Please mark votes as in this example.

When completed and signed, this proxy will be voted as you have directed. If no direction is made this proxy will be voted FOR Proposals 1, 2 and 3 and AGAINST Proposal 4.

1.	ELECTION OF DIRECTORS
NOMINEES: (01) PHYLLIS J. CAMPBELL, (02) MARK R. HAMILTON, (03) BYRON I. MALLOTT AND (04) RICHARD A. WIEN

FOR ALL NOMINEES WITHHELD FROM ALL NOMINEES FOR, except withhold my vote from the following nominee(s)

COMPANY PROPOSAL TO APPROVE AMENDMENT OF THE ALASKA AIR GROUP, INC. 1999 LONG-TERM INCENTIVE EQUITY PLAN.

FOR AGAINST ABSTAIN

2.	COMPANY PROPOSAL TO APPROVE ADOPTION OF THE ALASKA AIR GROUP, INC. 2002 EMPLOYEE STOCK PURCHASE PLAN.

FOR AGAINST ABSTAIN

4.	STOCKHOLDER PROPOSAL TO RECOMMEND SIMPLE-MAJORITY VOTING.

FOR AGAINST ABSTAIN

MARK HERE IF YOUR ADDRESS HAS CHANGED AND NOTE IT AT LEFT

Please sign exactly as your name appears on this proxy. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such.

Signature:	Date

Signature:	Date